Exhibit 10.1

CREDIT AGREEMENT

dated as of

March 30, 2015,

among

PDL BIOPHARMA, INC.,
as Borrower,

THE LENDERS PARTY HERETO

and

ROYAL BANK OF CANADA,
as Administrative Agent

___________________________

RBC CAPITAL MARKETS*
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners

* RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

(continued)

-ii-

(continued)

-iii-

SCHEDULES:
SCHEDULE 1.01(a)	—	Existing Third Party Loans
SCHEDULE 1.01(b)	—	Queen Patents
SCHEDULE 2.01	—	Term Commitments
SCHEDULE 3.03	—	Governmental Approvals
SCHEDULE 3.06	—	Litigation and Environmental Matters
SCHEDULE 3.12	—	Subsidiaries
SCHEDULE 3.13	—	Intellectual Property Claims
SCHEDULE 5.13	—	Certain Post-Closing Obligations
SCHEDULE 6.01	—	Existing Indebtedness
SCHEDULE 6.02	—	Existing Liens
SCHEDULE 6.04(d)	—	Existing Investments
SCHEDULE 6.07	—	Existing Affiliate Transactions
SCHEDULE 6.08	—	Existing Restrictions
SCHEDULE 9.01	—	Notices

EXHIBITS:
EXHIBIT A	—	Form of Assignment and Assumption
EXHIBIT B	—	Form of Guarantee Agreement
EXHIBIT C	—	Form of Perfection Certificate
EXHIBIT D	—	Form of Collateral Agreement
EXHIBIT E-1	—	Form of Closing Certificate
EXHIBIT E-2	—	Form of Solvency Certificate
EXHIBIT F	—	Form of United States Tax Compliance Certificate
EXHIBIT G	—	Form of Borrowing Request
EXHIBIT H	—	Form of Prepayment Notice

-iv-

CREDIT AGREEMENT dated as of March 30, 2015 (this “Agreement”), among PDL BIOPHARMA, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and ROYAL BANK OF CANADA, as Administrative Agent.

STATEMENT OF PURPOSE

The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend a senior secured term loan credit facility to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

Article I
Definitions

Section 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Royalty Payments” means the royalty payments tied to certain patents owned by Depomed Inc., which royalty payments were acquired by the Borrower through the Acquisition.

“Acquisition” means the acquisition of the Acquired Royalty Payments by the Borrower from Depomed Inc. pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means that certain Royalty Purchase and Sale Agreement dated as of October 18, 2013, among the Borrower, Depomed Inc. and other parties party thereto.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Borrowing denominated in dollars for any Interest Period, an interest rate per annum equal to (i) the Eurodollar Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means Royal Bank of Canada, in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreement” has the meaning given to such term in the preliminary statements hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Eurodollar Rate determined on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Rate” means, for purposes of calculating the applicable interest rate for any day for any Loan, (a) 0.75% per annum, in the case of Alternate Base Rate Loans and (b) 1.75% per annum, in the case of Adjusted Eurodollar Loans.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Cash Equivalents.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assigned Agreements” has the meaning assigned to such term in the Collateral Agreement.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower as of December 31, 2012, December 31, 2013 and December 31, 2014 and the related consolidated statements of earnings and cash flows of the Borrower for each year in the three year period ended December 31, 2014, including the notes thereto.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Borrower or any committee thereof duly authorized to act on behalf of such board.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means a borrowing hereunder consisting of Loans made on the same day by the Lenders to or for the benefit of the Borrower.

“Borrowing Request” means the request by the Borrower on the Effective Date, substantially in the form of Exhibit G, for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability (including that portion of Capital Lease Obligations which is capitalized on a consolidated balance sheet in accordance with GAAP, but excluding any amount representing capitalized interest)), by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or should be included in “purchases of property and equipment”, “capital expenditures” or comparable items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries, but excluding interest capitalized during such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower and any Subsidiary Guarantor:

(a)     U.S. dollars or other currencies held by it from time to time in the ordinary course of business;

(b)     readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece, Portugal, Ireland or Spain), having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union (other than Greece, Portugal, Ireland or Spain) is pledged in support thereof;

(c)     time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)     commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e)     repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece, Portugal, Ireland or Spain), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)     marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)     securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having a rating of at least A from S&P or A2 from Moody’s (or the equivalent thereof);

(h)     investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)     instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(j)     investments, classified in accordance with GAAP as current assets of the Borrower and its Subsidiaries, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Cash Management Obligations” means obligations of the Borrower or any of its Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, credit card, purchasing card and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Control” means:

(a)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, so long as such right is exercisable immediately), directly or indirectly of more than thirty-five percent (35%) of the voting Equity Interests of the Borrower; or

(b)     the occurrence of a “Change in Control” or similar event, however denominated, as defined in the documentation governing any Material Indebtedness if the effect of such event is to permit the holders of such Material Indebtedness to require such Indebtedness to be repaid or repurchased.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other Requirement of Law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other Requirement of Law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets of the Loan Parties, whether tangible or intangible, on which Liens are, or are purported to be, granted pursuant to the Security Documents as security for the Secured Obligations. Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, Collateral shall not include any asset which would subject any Loan Party to any adverse tax consequence due to the application of Section 956 of the Code.

“Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)     the Administrative Agent shall have received from (i) the Borrower and each Subsidiary Loan Party (other than any Excluded Subsidiary), either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (ii) the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, at the reasonable request of the Administrative Agent for any Material Subsidiary, opinions of the type referred to in Section 4.01(c) and (iii) the Borrower, a completed Perfection Certificate, duly executed and delivered by the Borrower; and

(b)     all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary of the Borrower, if, and for so long as the Administrative Agent and the Borrower reasonably agree in writing that, the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and Liens permitted hereunder, (c) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of the United States and (d) in no event shall the Collateral include any Excluded Assets, or for the avoidance of doubt, any Equity Interests owned by any Loan Party. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commercialization Arrangements” means a collaborative arrangement, licensing, joint venture, partnership, royalty agreement or similar agreements or arrangements, in each case in respect of the research, development, manufacturing or other commercial exploitation of intellectual property rights with persons with a primary line of business in the development, commercialization or manufacture of pharmaceuticals, biopharmaceuticals, diagnostic tools or medical devices.

“Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01(c).

“Consolidated Amortization Expense” means, for any period, the amortization expenses of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including the amortization of long-term contingent consideration.

“Consolidated Cash Interest Expense” means, for any period, without duplication, Consolidated Interest Expense paid (or required to be paid) in cash by the Borrower and its Subsidiaries during such period based on GAAP, excluding any paid-in-kind interest, amortization of deferred financing costs, and any realized or unrealized gains or losses attributable to Swap Agreements.

“Consolidated Depreciation Expense” means, for any period, the depreciation expenses of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by:

(a)     adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:

(i)     Consolidated Interest Expense for such period;

(ii)     Consolidated Tax Expense for such period;

(iii)     Consolidated Amortization Expense for such period;

(iv)     Consolidated Depreciation Expense for such period;

(v)     fees, expenses, financing costs, restructuring charges (certified by a Financial Officer (including a reasonably detailed calculation thereof) as identifiable and factually supportable in the good faith judgment of the Borrower) and severance costs incurred or paid in connection with any business restructuring to the extent included in a footnote or as a separate line item on the financial statements of the Borrower and, in either case, required to be expensed under GAAP; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (v) shall not exceed 5.0% of Consolidated EBITDA for any period of four fiscal quarters (prior to giving effect to any such add-back);

(vi)     the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts) for such period;

(vii)     any amortization or write-down of intangible assets;

(viii)     non-cash expenses related to equity-based compensation;

(ix)     expenses attributable to non-controlling or minority interests (except to the extent actually paid in cash by the Borrower and its Subsidiaries in such period);

(x)     extraordinary losses and unusual or non-recurring losses; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (x) shall not exceed 5.0% of Consolidated EBITDA for any period of four fiscal quarters (prior to giving effect to any such add-back);

(xi)     losses from the sale of assets (other than sales of inventory in the ordinary course of business) permitted by Section 6.05;

(xii)     purchase accounting adjustments resulting from Permitted Acquisitions;

(xiii)     fees, expenses and other transaction costs with respect to actual or proposed Permitted Acquisitions and other Investments permitted by Section 6.04, Dispositions permitted by Section 6.05, Indebtedness incurrence permitted by Section 6.01 and issuances of Equity Interests by the Borrower;

(xiv)     charges or losses that could reasonably be expected to be reimbursed or covered by insurance policies or contractual indemnities and not disputed by the insurer or contractual indemnitor thereunder; and

(xv)     fees, expenses and other transaction costs incurred in connection with the Transactions:

(b)     and subtracting therefrom, in each case only to the extent (and in the same proportion) included in determining such Consolidated Net Income and without duplication:

(i)     the aggregate amount of all non-cash income or gains increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business or any non-cash income or gains to be received in cash in any future period) for such period;

(ii)     income created by or relating to contingent consideration in connection with a business or asset sold, transferred or otherwise disposed of to the extent recognized as revenue under GAAP;

(iii)     extraordinary gains and unusual or non-recurring gains; and

(iv)     income attributable to non-controlling or minority interests (except to the extent actually received in cash by the Borrower and its Subsidiaries in such period);

in each case of clauses (a) and (b), as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, without duplication, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness of the Borrower and its Subsidiaries (including capitalized interest) (but not including debt issuance costs and other financing fees and expenses directly related to the Acquisition and the borrowing of the Loans hereunder) or in connection with the net losses under Swap Agreements with respect to interest rate risk, in each case to the extent treated as interest in accordance with GAAP, including (a) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP and (b) the implied interest component of Synthetic Leases with respect to such period, but minus (x) solely to the extent otherwise included therein, consolidated net gains for such period under interest rate Swap Agreements and (y) consolidated interest income for such period.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries, net income (excluding (a) income or loss from discontinued operations that have been sold and (b) extraordinary items) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Tax Expense” means, for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower and its Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 5.01(a) and (b).

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, unreimbursed obligations under drawn letters of credit, obligations in respect of Capitalized Leases, Guarantees, to the extent they appear as a liability on the balance sheet of the Borrower, and debt obligations evidenced by bonds, debentures, notes or similar instruments.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Core Assets” has the meaning assigned to such term in the Collateral Agreement and for the avoidance of doubt, shall include the Acquired Royalty Payments, the Queen Patents and the Settlement Agreement Payments and the Michigan Royalty Payments.

“Debt Service Coverage Ratio” means, for any period, the ratio of (a)(x)Consolidated EBITDA for such period minus (y) the aggregate amount of (i) all Capital Expenditures paid in cash during such period, (ii) all taxes (whether federal, state, local or otherwise) paid in cash during such period (net of tax refunds received by the Borrower in cash during such period) and (iii) the aggregate amount of all Restricted Payments by the Borrower paid during such period, except to the extent paid with Qualified Equity Interests, to (b) the sum of (i) the Consolidated Cash Interest Expense for such period and (ii) the aggregate amount of all principal payments required to be made on Indebtedness of the Borrower and its Subsidiaries (other than payments of the Existing Notes at their respective maturities) in the 12 months next succeeding the last day of such period.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, unless, the Borrower and the Administrative Agent are reasonably satisfied that such Lender will remain capable of performing its obligations hereunder.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)     matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)     is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)     is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 180 days after the Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Effective Date” means the date of this Agreement.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than the Borrower, any Affiliate of the Borrower or any of their subsidiaries), other than, in each case, a natural person.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is also treated as a single employer under Section 414(m) and (o) of the Code.

“ERISA Event” means (a) a “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which notice is waived); (b) the failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived (unless such failure is corrected by the final due date for the plan year for which such failure occurred); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that a Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, in “endangered status” or “critical status”, within the meaning of Section 305(b) of ERISA.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Rate” means,

(a)     for any Interest Period with respect to a Eurodollar Borrowing, the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Administrative Agent by reference to the Reuters LIBOR01 screen (or any successor thereof as may be reasonably selected by the Administrative Agent) that displays an offered rate administered by ICE Benchmark Administration (or any successor thereof) for deposits in dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

(b)     if the rates referenced in the preceding subsection (a) are not available, the rate per annum determined by the Administrative Agent as the rate of interest, expressed on a basis of 360 days at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term and amount comparable to such Interest Period and principal amount of such Eurodollar Rate Loan as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period;

provided that, in each case, if such rate is below zero, the Eurodollar Rate will be deemed to be zero for purposes of this Agreement.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” has the meaning specified in the Collateral Agreement.

“Excluded Subsidiary” means (a)(i) any Foreign Subsidiary that is a controlled foreign corporation as defined by Section 957 of the Code and Treasury regulations promulgated thereunder, (ii) any Subsidiary that is owned directly or indirectly by any Foreign Subsidiary described in (i) above, and (iii) and any Subsidiary substantially all of the assets of which constitute Equity Interests in controlled foreign corporations, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by applicable Law or material contractual obligation existing on the Effective Date (or, in the case of any future Permitted Acquisition as in effect as of the closing date of such Permitted Acquisition and not entered into in contemplation thereof) from providing a Guarantee or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization to grant such Guarantee or third party consent to grant such Guarantee for so long as such prohibition remains in effect, and (d) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed by the laws of the United States of America, (ii) imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (iii) that are Other Connection Taxes; (b) any Tax that is attributable to a recipient’s failure to comply with Section 2.13(f); (c) any U.S. federal withholding Taxes imposed under FATCA; and (d) any Tax that is (or would be) imposed on amounts payable to or for the account of such Person due to a Requirement of Law in effect at the time the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document becomes a party hereto (except in the case of an assignee pursuant to a request by the Borrower under Section 2.15 hereto) or designates a new lending office, except to the extent that such recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.13(a).

“Existing Notes” means the Borrower’s (i) 3.75% Senior Convertible Notes due May 2015 and (ii) 4.00% Convertible Senior Notes due February 1, 2018.

“Existing Third Party Loans” means the loans made or to be made by the Borrower to a Person other than an Affiliate of the Borrower in the ordinary course of business pursuant to the credit agreements listed on Schedule 1.01(a) on the Effective Date.

“fair market value” means with respect to any asset or liability, the fair market value of such asset or liability as determined in good faith by a Responsible Officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect on the date hereof (or any amended version that is substantially comparable), and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections whether such Treasury regulation or published administrative guidance is in existence on the date hereof or promulgated or published thereafter, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a), if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the Fee and Engagement Letter, dated as of February 13, 2015, between Royal Bank of Canada and the Borrower.

“Financial Officer” means the chief financial officer, treasurer, controller or similar officer of the Borrower or any applicable Subsidiary.

“Financial Performance Covenants” means the covenants set forth in Sections 6.10 and 6.11.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.03.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any such group or body charged with setting financial accounting or regulatory capital rules or standards (including the Bank for International Settlements and the Basel Committee on Banking Supervision) and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof for the purpose of assuring the owner of such Indebtedness of the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among each Guarantor, the Borrower and the Administrative Agent, substantially in the form of Exhibit B.

“Guarantor” means each Subsidiary (other than an Excluded Subsidiary).

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable or such obligation is reflected on the balance sheet in accordance with GAAP and (iii) accruals for payroll in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all net obligations of such Person under Swap Agreements, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person with respect to the redemption, repurchase, repayment, return of capital or other similar obligations in respect of Disqualified Equity Interests; provided that the term “Indebtedness” shall not include deferred or prepaid revenue. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person shall for purposes of clause (e) above (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurodollar Borrowing, as applicable, and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request; provided that

(a)     if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(b)     any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period, and

(c)     no Interest Period shall extend beyond the Maturity Date.

For purposes hereof, the date of the initial Borrowing shall be the Effective Date and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (w) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (x) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (y) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (z) any Investment (other than any Investment referred to in clause (w), (x) or (y) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital and of any cash payments actually received by such investor representing dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“IP Collateral” has the meaning specified in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“Junior Financing” means, collectively, the Existing Notes, any unsecured, junior secured or subordinated Material Indebtedness incurred under Section 6.01(vii), and any Permitted Refinancing thereof.

“Lead Arranger” means RBC Capital Markets and Wells Fargo Securities, LLC, in their respective capacities as Joint Lead Arrangers and Co-Bookrunners.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, on any date, the sum of all cash and other Cash Equivalents of the Loan Parties that are not subject to a Lien (except for Liens permitted under the Collateral Agreement, under Section 6.02(xiv)(A) and under clauses (a) and (f) of the definition of “Permitted Encumbrances”).

“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Loan Documents” means (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Collateral Agreement, (iv) the other Security Documents, (v) solely for purposes of Article VII, the Fee Letter and (vi) each document or instrument executed in connection with this Agreement and designated by the Borrower and the Administrative Agent as a “Loan Document”.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” has the meaning specified in Section 2.01.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business, property, assets, financial condition, or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents or (d) a material adverse effect on the Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral or the priority of such Liens.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or net obligations in respect of one or more Swap Agreements, of one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary of the Borrower that, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b), had (i) total assets in an amount greater than or equal to 2.5% of the amount of Consolidated Total Assets of the Borrower and its Subsidiaries or (ii) Consolidated EBITDA for the Test Period ending on such date in an amount greater than or equal to 2.5% of the amount of total Consolidated EBITDA of the Borrower and its Subsidiaries; provided that no Subsidiary shall be excluded as a Material Subsidiary until, and for so long as, the Borrower shall have designated such Subsidiary’s status as such in writing to the Administrative Agent; and provided further that no Subsidiary shall be excluded as a Material Subsidiary if the total assets or Consolidated EBITDA of such Subsidiary, taken together with the total assets and Consolidated EBITDA of all other Subsidiaries then excluded as Material Subsidiaries, exceeds 5.0% of Consolidated Total Assets or Consolidated EBITDA, as the case may be, of the Borrower and its Subsidiaries.

“Maturity Date” means February 15, 2016.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Michigan Royalty Agreement” means the Royalty Purchase and Sale Agreement, dated as of November 6, 2014, entered into between the Borrower and The Regents of the University of Michigan.

“Michigan Royalty Payments” means the royalty payments tied to certain patents owned by the University of Michigan, which royalty payments were acquired by the Borrower under the Michigan Royalty Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, subject to the provisions of Title IV of ERISA to which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or limited liability company agreement or other organizational or governing documents of such Person.

“Other Connection Taxes” means with respect to the Administrative Agent, any Lender or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document except any such Taxes with respect to or resulting from an Assignment and Assumption or grant of a Participation, except in each case to the extent such change is requested in writing by the Borrower pursuant to Section 2.15.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Permitted Acquisition” means (a) the purchase or other acquisition, by merger or otherwise, by the Borrower or any of the other Loan Parties of all or at least a majority of the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person, (b) the acquisition for fair value of (i) patents and related intellectual property of a Person that is not an Affiliate of the Borrower or the royalty payments therefrom or (ii) revenue, profit or similar interests from pharmaceuticals, biopharmaceuticals, diagnostic tools, or medical or healthcare devices of a Person that is not an Affiliate of the Borrower (referred to in this definition as “synthetic royalty payments”) or (c) the acquisition of an interest in a joint venture; provided that (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will become a Subsidiary Guarantor to the extent required by Section 5.11 (including as a result of a merger, amalgamation or consolidation between any Subsidiary Loan Party and such Person), (ii) all transactions related thereto are consummated in accordance in all material respects with all Requirements of Law and, in the case of any acquisition of a Person, the board of directors or equivalent governing body of such acquired Person or its selling equity-holders shall have approved such purchase or other acquisition, (iii) (x) other than with respect to acquisition of royalty payments (including synthetic royalty payments), the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b) and (y) with respect to acquisition of royalty payments (including synthetic royalty payments), the underlying assets shall be within the healthcare or medical industries, or businesses reasonably related or ancillary thereto, or complementary, synergistic or reasonable extensions thereof, (iv) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions within 30 days (or by such later date reasonably satisfactory to the Administrative Agent) shall have been made), (v) as of the date of such purchase or other acquisition, after giving effect thereto, (A) no Event of Default shall have occurred and be continuing or shall occur as a result thereof, (B) the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants, (C) the Borrower shall be in compliance, on a Pro Forma Basis, with a Total Leverage Ratio of not greater than 0.25:1.00 less than the maximum Total Leverage Ratio permitted under Section 6.11 for the most recently ended Test Period and (D) there shall be at least $25,000,000 of Liquidity on a Pro Forma Basis and (vi) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (v)(B), (C) and (D) above.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any convertible notes permitted under Section 6.01; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such convertible notes issued in connection with the Permitted Bond Hedge Transaction; and provided further that such Permitted Bond Hedge Transaction does not require that the Borrower or any Subsidiary pay cash or cash equivalents to the counterparty in connection with a settlement, exercise or early termination of such Permitted Bond Hedge Transaction or otherwise in connection therewith (other than the payment of the initial premium to purchase such bond hedge and any cash paid in lieu of fractional shares).

“Permitted Encumbrances” means:

(a)     Liens for Taxes or assessments that are not overdue for a period of more than 45 days or that are being contested in good faith and by appropriate action diligently pursued, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)     statutory Liens and any Liens arising by operation of law in each case of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or construction contractors and other similar Liens imposed by law arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently pursued, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)     Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower and its Subsidiaries;

(d)     Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e)     easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions, covenants, and other similar charges or encumbrances and minor title defects affecting real property imposed by law or arising in the ordinary course of business, in each case whether now or hereafter in existence, that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(f)     Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j); and

(g)     Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit and in clause (g) above.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon (including tender premium and any premium offered in connection with any exchange of Indebtedness) plus other amounts paid, and reasonable and customary original issue discounts, commissions, fees (including upfront fees) and expenses incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(v), Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (c) no Event of Default shall have occurred and be continuing or would result therefrom, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (e) the terms and conditions applicable to such Permitted Refinancing (including as to collateral), when taken as a whole, shall be comparable to, or not materially less favorable to the Borrower than, either, (x) the terms and conditions of the Indebtedness being so modified, refinanced, refunded, renewed, replaced, exchanged or extended or (y) the prevailing market terms and conditions applicable to similar Indebtedness for similarly-situated issuers at the time of such incurrence; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior (or such shorter period as the Administrative Agent may approve in its sole discretion) to such modification, refinancing, refunding, renewal, replacement, exchange or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (e) shall be conclusive unless the Administrative Agent provides notice to the Borrower of its reasonable objection during such five-Business Day period (or such shorter period as the Administrative Agent may approve in its sole discretion) together with a reasonable description of the basis upon which it objects, and (f) except as otherwise permitted under Section 6.01, such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Permitted Royalty Acquisitions” means those acquisitions by the Borrower of royalty payments in existence as of the Effective Date or that constitute Permitted Acquisitions or Investments consummated after the Effective Date in accordance with Section 6.04.

“Permitted Third Party Loan Documents” means any definitive agreements or other similar documentation in respect of an Existing Third Party Loan or a Permitted Third Party Loan.

“Permitted Third Party Loans” means loans made by the Borrower and/or any other Loan Party in the ordinary course of business to one or more Persons that is not or are not an Affiliate of the Borrower on terms approved by the Board of Directors; provided that as of the date that the Borrower or any such other Loan Party enters into Permitted Third Party Loan Documents with respect to any such loan (a) no Event of Default shall have occurred and be continuing or shall occur as a result thereof, (b) the Borrower shall be in compliance, on a Pro Forma Basis (after giving pro forma effect to all loans or tranches of loans permitted to be made under the applicable Permitted Third Party Loan Documents), with the Financial Performance Covenants, (c) the Borrower shall be in compliance, on a Pro Forma Basis (after giving pro forma effect to all loans or tranches of loans permitted to be made under the applicable Permitted Third Party Loan Documents), with a Total Leverage Ratio of not greater than 0.25:1.00 less than the maximum Total Leverage Ratio permitted under Section 6.11 for the most recently ended Test Period, (d) there shall be at least $25,000,000 of Liquidity on a Pro Forma Basis as of such date and (e) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such loans, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (b), (c) and (d) above; provided, further, that in the event the conditions set forth in the immediately preceding proviso are satisfied as of the date that any Loan Party enters into Permitted Third Party Loan Documents with respect to a Permitted Third Party Loan, the Borrower or any other Loan Party may comply with its commitment to extend a subsequent draw of such Permitted Third Party Loan in accordance with its lending commitment under such Permitted Third Party Loan Documents regardless of whether the conditions set forth in the immediately preceding proviso are satisfied as of the date of such subsequent draw.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction with a strike price higher than the strike price of the Permitted Bond Hedge; provided that (i) such Permitted Warrant Transaction does not require the Borrower or any Subsidiary to pay cash or cash equivalents to the counterparty in connection with a settlement, exercise or early termination of such Permitted Warrant Transaction or otherwise in connection therewith (other than, in the case of an early termination of such Permitted Warrant Transaction, pursuant to customary exceptions (substantially similar to or no more onerous on the Borrower and its Subsidiaries than such exceptions in the warrants with respect to the Existing Notes) to the right of an issuer to settle the relevant close-out amount, cancellation amount or other similar payment obligation in shares, and other than cash paid in lieu of fractional shares), and (ii) that the Borrower or any Subsidiary shall not elect to pay cash or cash equivalents to the counterparty in connection with such Permitted Warrant Transaction prior to the Maturity Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prime Rate” means the rate publicly announced from time to time by Royal Bank of Canada as its prime commercial lending rate for dollar loans in the United States. The Prime Rate is based upon various factors including Royal Bank of Canada’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Royal Bank of Canada shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (i) all Specified Transactions shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant and (ii)(A) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (x) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded and (y) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (B) any retirement of Indebtedness shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant, and (C) any Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination (taking into account any hedging obligation applicable to such Indebtedness); provided that the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA.

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Queen Patents” means those certain Queen et al. patents identified in Schedule 1.01(b) hereto, including any related license agreements and royalties received in connection therewith.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, shareholders, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Required Lenders” means, at any time, (i) when the only two Lenders are the Lenders party hereto as of the date of this Agreement, both such Lenders, (ii) when only three Lenders are party to this Agreement, (a) at least two Lenders and (b) Lenders having or holding more than 50% of the outstanding Loans at such time and (iii) at any other time, Lenders having or holding more than 50% of the outstanding Loans at such time (or, if no Loans are outstanding at such time, the Term Commitments in effect at such time).

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, or other similar officer, or manager of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Secured Party” has the meaning assigned to such term in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agreement and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11 or 5.12 to secure any of the Secured Obligations.

“Settlement Agreement” means the Confidential Settlement Agreement, dated as of January 31, 2014, by and between the Borrower, Genentech, Inc. and F. Hoffmann-La Roche Ltd, and each of the agreements, amended by the amendments, in each case, referenced in Section 2.1 of the Confidential Settlement Agreement (including the Amended and Restated Patent Licensing Master Agreement, the 2003 Settlement Agreement, the HER-2 PDL License Agreement, the VEFG PDL License Agreement, the IdE PDL License Agreement and the Form PDL License Agreement, in each case, as defined or referenced therein).

“Settlement Agreement Payments” means payment obligations arising out of certain patents, which are due to the Borrower under the Settlement Agreement.

“Specified Transaction” means, with respect to any period, (i) any Permitted Acquisition or Permitted Third Party Loan or other similar Investment permitted under Section 6.04(g), (ii) the Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, (iii) the incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (iv) any Restricted Payment, or (v) any other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurodollar Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) the management of which is, as of such date, otherwise Controlled, directly or indirectly, through one or more intermediaries, by such Person.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement; provided, further, any agreements or arrangements related to a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall not be deemed a Swap Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, as to any Lender, the obligation of such Lender to make a Loan to the Borrower in an aggregate original principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 2.01. The amount of each Lender’s Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate Term Commitment of all Lenders on the Effective Date is $100,000,000.

“Test Period” means the most recent period of four consecutive fiscal quarters of the Borrower.

“Total Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof, and (b) the payment of the Transaction Costs.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Alternate Base Rate.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, the Borrower and the Administrative Agent shall negotiate in good faith to amend the financial definitions and related covenants to preserve the original intent thereof in light of such change (and such amendments to be subject to the approval of the Required Lenders), but such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (provided, that, in the case of any amendment arising out of an accounting change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, and the Proposed Accounting Standards Update (Revised) to Revenue Recognition (Topic 605) dated November 14, 2011 and January 4, 2012, there shall be no amendment fee). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein (including in the definition of Indebtedness and in Section 6.02) shall be construed, and all computations of amounts and ratios referred to herein shall be made in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations.

Section 1.04     Currency Translation. For purposes of any determination under Article V, Article VI (other than Sections 6.10 and 6.11) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a currency exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made. For purposes of Sections 6.10 and 6.11, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

Section 1.05     Pro Forma Calculations. Notwithstanding anything to the contrary herein, for the purposes of calculating the Debt Service Coverage Ratio or Total Leverage Ratio, Specified Transactions that have been made (i) during the applicable Test Period, or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is being made shall be calculated on a Pro Forma Basis; provided, that for purposes of calculating the Financial Performance Covenants for purposes of any compliance certificate delivered pursuant to Section 5.01(c), any Specified Transactions that occurred subsequent to the end of the applicable Test Period shall not be given Pro Forma Effect with respect to such Test Period.

Article II
The Credits

Section 2.01     Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan (each, a “Loan”) to the Borrower, which Loans (i) shall not exceed, for any such Lender, the Term Commitment of such Lender, (ii) shall not exceed, in the aggregate, the aggregate Term Commitments of the Lenders on the Effective Date, (iii) shall be made on the Effective Date and shall be denominated in U.S. dollars, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Alternate Base Rate Loans or Adjusted Eurodollar Loans; provided that all such Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise provided herein, consist entirely of Loans of the same Type and (v) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

Section 2.02     Borrowings, etc.

(a)     Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(b)     At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that a Eurodollar Borrowing that results from a continuation of an outstanding Eurodollar Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000.

Section 2.03     Request for Borrowings. The Borrower shall notify the Administrative Agent of its request for the Borrowing on the Effective Date by written notice, (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York time, three Business Days before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Required Lenders), or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. The Borrowing Request shall be irrevocable and shall specify the following information:

(i)     the aggregate amount of such Borrowing;

(ii)     the date of such Borrowing, which shall be a Business Day;

(iii)     whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)     in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)     the location and number of the Borrower’s account or such other account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

Promptly following receipt of the Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04     Funding of Borrowings.

(a)     Each Lender shall make the Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds in dollars by 3:00 p.m., New York time (or such earlier time as notified to the Lenders prior to the Effective Date), to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or such other account designated by the Borrower in the Borrowing Request.

(b)     Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the initial Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.09. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)     The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

Section 2.05     Interest Elections.

(a)     The initial Borrowing shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than five (5) Eurodollar Borrowings outstanding hereunder at any one time.

(b)     To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that the Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c)     Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)     the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)     whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)     if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)     Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)     If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06     Repayment of Loans; Evidence of Debt.

(a)     The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders (i) on the dates set forth below, the principal amount of the Loans equal to the amount set forth below for such date (which payments shall be reduced as a result of the application of prepayments to the Loans) and (ii) on the Maturity Date, the aggregate principal amount of all Loans outstanding on such date, plus all accrued and unpaid interest due thereon:

June 15, 2015	$25,000,000
September 15, 2015	$25,000,000
December 15, 2015	$25,000,000
Maturity Date	Any remaining balance

(b)     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)     The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)     The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.06 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section 2.06, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control absent manifest error. In the event of any conflict between the accounts and records of any Lender or the Administrative Agent under this Section 2.06, on the one hand, and the Register, on the other hand, the Register shall control absent manifest error.

Section 2.07     Prepayment of Loans.

(a)     The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part on a pro rata basis, without penalty or premium.

(b)     The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or other electronic transmission in substantially the form of Exhibit H) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and principal amount of the Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09 and amounts required pursuant to Section 2.12.

Section 2.08     Fees.

(a)     The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

Section 2.09     Interest.

(a)     The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)     The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)     Notwithstanding the foregoing, upon the occurrence of and during the continuation of an Event of Default, commencing upon written notice from the Administrative Agent to the Borrower (or at the request of the Required Lenders), all principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)     Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)     All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.10     Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)     the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

(b)     the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

Section 2.11     Increased Costs.

(a)     If any Change in Law shall:

(i)     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate);

(ii)     impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or participation therein; or

(iii)     subject any Lender to any Taxes (other than (A) Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting into or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs actually incurred or reduction actually suffered; provided, that the Borrower shall not be treated less favorably with respect to such amounts than how other similarly situated borrowers of such Lender are generally treated.

(b)     If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has the effect of materially reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction actually suffered; provided that the Borrower shall not be treated less favorably with respect to such amounts than how other similarly situated borrowers of such Lender are generally treated.

(c)     A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)     Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.12     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan prior to the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (other than lost profits) attributable to such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.12, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Adjusted Eurodollar Rate, as applicable, for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.

Section 2.13     Taxes.

(a)     Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the Borrower, Guarantor, the Administrative Agent or other applicable withholding agent (as the case may be) shall be required by applicable Requirements of Law (as determined in the good faith discretion of the Borrower, Guarantor, the Administrative Agent or other applicable withholding agent (as the case may be)) to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or an Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions applicable to additional amounts payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, Guarantor, the Administrative Agent or other applicable withholding agent (as the case may be) shall make such deductions and (iii) the Borrower, Guarantor, the Administrative Agent or other applicable withholding agent (as the case may be) shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)     Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes (without duplication of Section 2.13(a)) to the relevant Governmental Authority in accordance with Requirements of Law.

(c)     The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such recipient or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)     Each Lender shall indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)     As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)     Status of Lenders

(i)     The Administrative Agent and each Lender shall, (i) on or before the date on which it becomes a party to this Agreement, and (ii) at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with two original copies of any properly completed and executed documentation certification or providing information reasonably requested by the Borrower or the Administrative Agent that may or will establish, an entitlement of such Person to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Person under the Loan Documents (including any documentation necessary to establish an exemption from, or reduction of, any Taxes that may be imposed under FATCA). Each such Person shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. In addition, any Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in (ii)(1) and (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing:

(1)     Each Administrative Agent and Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent (i) on or before the date on which it becomes a party to this Agreement, (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in such Person’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent, two properly completed and duly signed original copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(2)     Each Administrative Agent and Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent (i) on or before the date on which it becomes a party to this Agreement, (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in such Person’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:

(A)     two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)     two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms) certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States,

(C)      in the case of a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a properly completed and duly signed certificate, in substantially the form of Exhibit F (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and the Borrower, establishing that such Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms), and/or

(D)     to the extent a Person is not the beneficial owner (for example, where the Person is a partnership), IRS Form W-8IMY (or any successor forms) of the Person, accompanied, to the extent required to obtain an exemption from or reduction of Tax, by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, United States Tax Compliance Certificate, Form W-9, Form W-8IMY, (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Person is a partnership and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Person on behalf of such beneficial owners).

(3)     Each Administrative Agent and Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (i) on or prior to the date on which it becomes a party to this Agreement, (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in such Person’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent, two properly completed and duly signed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(4)     If a payment made to the Administrative Agent or a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Person has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), neither the Administrative Agent, nor any Lender, shall be required to deliver any form pursuant to this clause (e) that the Administrative Agent or such Lender is not legally eligible to deliver.

(g)     If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section, it shall promptly pay over such refund to the Borrower or Guarantor, as the case may be, (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor, as the case may be, under this Section 2.13 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or such Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower or such Guarantor, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower or such Guarantor, as the case may be, with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential in its reasonable discretion). If the Borrower or any Guarantor pays any additional amounts under this Section 2.13 with respect to Indemnified Taxes or Other Taxes and such Person reasonably believes that such additional amounts or portion thereof are attributable to Taxes that were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, shall cooperate with Borrower or Guarantor (at the Borrower’s expense) in a reasonable challenge of such Taxes or to obtain a refund of such Taxes so long as such efforts would not, in the reasonable determination of such Administrative Agent or Lender result in any non-reimbursable additional costs, expenses or risks or any other material adverse effects for such Lender or the Administrative Agent. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower or any Guarantor pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(h)     For the avoidance of doubt, nothing in this Agreement shall preclude the Borrower, any Guarantor, and the Administrative Agent from deducting and withholding any Taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 2.13.

Section 2.14     Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)     The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.11, 2.12 or 2.13, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent shall be made as expressly provided herein and except that payments pursuant to Sections 2.11, 2.12, 2.13 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurodollar Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments under each Loan Document shall be made in dollars except as otherwise expressly provided herein.

(b)     If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)     If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.15     Mitigation Obligations; Replacement of Lenders.

(a)     If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 or any event gives rise to the operation of Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13 or mitigate the applicability of Section 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)     If (i) any Lender requests compensation under Section 2.11 or gives notice under Section 2.16, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.13 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Term Commitments, as applicable, which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.12, or payments required to be made pursuant to Section 2.13 or a notice given under Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.16     Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted Eurodollar Rate, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Eurodollar Rate component of the Alternate Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Eurodollar Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Article III
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01     Organization; Powers. Each of the Borrower and its Subsidiaries are duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, except in the case of any Subsidiary of the Borrower, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

Section 3.02     Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

Section 3.03     Governmental Approvals; No Conflicts. The Transactions (a) except as described on Schedule 3.03, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any loan agreement, indenture or other material agreement or instrument binding upon the Borrower or any of its Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any of its Subsidiaries, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

Section 3.04     Financial Condition; No Material Adverse Effect.

(a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Borrower as of the date thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)     The unaudited consolidated balance sheet of the Borrower dated February 28, 2015, and the related consolidated statements of earnings and cash flows of the Borrower for the two-month period ended February 28, 2015, (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (B) fairly present in all material respects the financial condition of the Borrower as of the date thereof and its results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)     Since December 31, 2014, there has been no Material Adverse Effect.

Section 3.05     Properties.

(a)     The Borrower and each of its Subsidiaries has good title to, or valid leasehold interests in, all its property material to its business, (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for immaterial defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes.

(b)     As of the Effective Date after giving effect to the Transactions, none of the Borrower or any of its Subsidiaries owns any real property.

Section 3.06     Litigation and Environmental Matters.

(a)     Except as set forth in Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)     Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any of its Subsidiaries will become subject to any Environmental Liability.

Section 3.07     Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance in all material respects with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all loan agreements, indentures and other material agreements and instruments binding upon it or its property, except with respect to clause (b) and (c) in such instances in which (i) such Requirement of Law or the obligations under such loan agreements, indentures or other material agreements or instruments is or are being contested in good faith by appropriate proceedings diligently conducted and (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.08     Investment Company Status. None of the Borrower or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

Section 3.09     Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and each of its Subsidiaries (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as Tax withholding agents, except any Taxes that are being contested in good faith by appropriate actions, provided that the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefore in accordance with GAAP.

Section 3.10     ERISA; Labor Matters.

(a)     Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)     Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or, to the knowledge of the Borrower is reasonably expected to occur, (ii) neither a Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither a Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) neither a Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c)     There are no collective bargaining agreements covering the employees of the Borrower or any of its Subsidiaries and, except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there are no strikes, walk-outs, work stoppages or other labor disputes against the Borrower or any Subsidiary pending, or, to the knowledge of the Borrower, threatened.

Section 3.11     Disclosure; No Undisclosed Liabilities.

(a)     No reports, financial statements, certificates, projections or other written information (other than information of a general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

(b)     The Borrower and its Subsidiaries have no material obligations or liabilities, matured or unmatured, fixed or contingent, other than (i) those set forth or adequately provided for in the financial statements delivered to the Agent pursuant to this Agreement, (ii) those incurred in the ordinary course of business and not required to be set forth in the financial statements under GAAP, (iii) those incurred in the ordinary course of business since the date of the most recently delivered balance sheet and consistent with past practice, and (iv) those incurred in connection with the execution of this Agreement.

Section 3.12     Subsidiaries; Immaterial Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary. As of the Effective Date, the only Subsidiaries of the Borrower are QHP Royalty Sub LLC, a Delaware limited liability company, BTI Acquisition I Corp., a Delaware corporation, and BioTransplant Incorporated, a Delaware corporation, and such Subsidiaries, individually and considered as a whole, constitute Immaterial Subsidiaries.

Section 3.13     Intellectual Property; Licenses, Etc. Except with respect to immaterial defects, the Borrower and its Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, works of authorship, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other rights and all registrations and applications therefor, to Intellectual Property that are used in or are reasonably necessary for the operation of their businesses as currently conducted, free and clear of all Liens (other than Permitted Encumbrances or existing licenses), and, without conflict with the rights of any Person. To the Borrower’s knowledge, no Intellectual Property, advertising, product, process, method, substance, part or other material used by the Borrower or any of its Subsidiaries in the operation of its business as currently conducted infringes upon any rights held by any Person. Except as disclosed on Schedule 3.13, (i) no claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened in writing against the Borrower or any of its Subsidiaries and (ii) neither the Borrower nor any of its Subsidiaries has received a written notice disputing such Person’s ownership, license or possession of such Intellectual Property. No holding, injunction, decision or judgment has been rendered by any Governmental Authority, and the Borrower and its Subsidiaries have not entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel, or question the validity of the Borrower’s or any Subsidiary’s rights in any Intellectual Property. Each application or registration for such Intellectual Property has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof except for such maintenance that has not been pursued using reasonable business judgment. Set forth in Schedule 1.01(b) is a true and correct list of the Queen Patents as of the Effective Date. The Borrower has contractual full audit inspection and enforcement rights with respect to the Queen Patents, including without limitation, the right to select an independent accounting firm not objectionable to the Queen Patent licensees to examine the books and records of said licensee and to be informed of the existence of any deficiency, the right to receive royalty reports and other information from the licensees thereunder, the right to inspect or otherwise review the records of any licensee and to receive any related audit reports, the right to enforce the terms of the license against a breaching licensee, the right to disapprove or withhold its consent to consent to an assignment or transfer (by operation of law or otherwise) pursuant to a license agreement other than where a licensee’s portion of its business to which the license pertains is acquired by a third party, whether by merger, sale of assets or otherwise, the right to make indemnification claims and receive indemnity and reimbursements in respect of any infringement of the Queen Patents to a licensee related to any claim, proceeding, loss, expense, and liability of any kind whatsoever arising from (a) any claim of patent infringement or inducing patent infringement with respect to the activities of a licensee, and (b) the development, manufacture, holding, use, testing, advertisement, sale or other disposition by a licensee of any product licensed under the Queen Patents and the right to bring any action, demand, proceeding or claim, in law or in equity, with respect to the enforcement of any rights under or relating to any license agreement to receive royalty payments.

Section 3.14     Solvency. From and after the consummation of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, and (d) the Borrower and its Subsidiaries are not engaged in, and are not about to engage in, business for which they have unreasonably small capital on a consolidated basis. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual or matured liability.

Section 3.15     Federal Reserve Regulations. None of the Borrower or any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose or for any other purpose that, in each case, entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

Section 3.16     PATRIOT ACT; FCPA.

(a)     To the extent applicable, each of the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)     The use of the proceeds of the Loans will not violate the Trading with the Enemy Act, as amended or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

Section 3.17     Security Interests. Each of the Security Documents creates, as security for the Secured Obligations purported to be secured thereby, a valid and enforceable (and, to the extent perfection thereof can be accomplished pursuant to the filings or other actions required by the Security Documents and such filings or other actions are required to have been made or taken, perfected) security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons (subject to Liens permitted by Section 6.02) and subject to no other Liens (except that the Collateral may be subject to Liens permitted by Section 6.02), in favor of the Administrative Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Security Document that are required by the Security Documents to be perfected except for filings or recordings which shall have been made, or for which satisfactory arrangements have been made or which are not yet required to have been made, upon or prior to the execution and delivery thereof.

Section 3.18     Insurance.

The properties of the Borrower and its Subsidiaries are insured with reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business.

Section 3.19     OFAC. No Loan Party (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Article IV
Conditions

Section 4.01     Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the first date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)     The Administrative Agent (or its counsel) shall have received from the Borrower and each of the Lenders a counterpart of this Agreement signed on behalf of such party.

(b)     [reserved].

(c)     The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Gibson Dunn & Crutcher LLP, counsel for the Loan Parties, in customary form and substance.

(d)     The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit E-1 or such other form acceptable to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (e) of this Section.

(e)     The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors or equivalent governing body of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(f)     The Administrative Agent and the Lenders shall have received all fees and other amounts previously agreed in writing by the Lead Arranger and the Borrower to be due and payable on or prior to the Effective Date (including payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel) required to be reimbursed or paid by any Loan Party under any Loan Document), which amounts may be offset against the proceeds of the initial Loans made on the Effective Date.

(g)     The Collateral and Guarantee Requirement shall have been satisfied.

(h)     Certificates of insurance shall be delivered to the Administrative Agent evidencing the existence of insurance maintained by the Borrower and its Subsidiaries pursuant to Section 5.07 and, if applicable, the Administrative Agent shall be designated as an additional insured (on behalf of itself and the Lenders) thereunder (provided that if such endorsement as additional insured cannot be delivered by the Effective Date, such endorsement may be delivered at such later date as is set forth on Schedule 5.13).

(i)     The Lead Arranger shall have received (i) the Audited Financial Statements and (ii) the unaudited consolidated and combined balance sheet of the Borrower as at February 28, 2015 and the related consolidated statements of earnings and cash flows of the Borrower for the two-month period ended February 28, 2015.

(j)     The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or if qualified by “materiality”, “Material Adverse Effect” or similar language, in all respects) on and as of the Effective Date.

(k)     At the time of and immediately after giving effect to the initial Borrowing, no Default or Event of Default shall have occurred and be continuing.

(l)     The Lenders shall have received a certificate, substantially in the form of Exhibit E-2, from the chief financial officer or chief accounting officer or other officer with equivalent duties of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(m)     The Administrative Agent and the Lead Arranger shall have received all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least 5 days prior to the Effective Date by the Administrative Agent or the Lead Arranger required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(n)     The Loan Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Loan Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

Article V
Affirmative Covenants

Until the Term Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent indemnification obligations as to which no claim has been made) payable under any Loan Document shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01     Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent):

(a)     on or before the date that is the later of (i) 90 days after the end of each fiscal year of the Borrower and (ii) the date of required delivery to the SEC after giving effect to any permitted extensions of time (but in any event no later than 105 days after the end of each fiscal year of the Borrower), an audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal year, in each case with all consolidating information regarding the Borrower and its Subsidiaries required of a registrant under Regulation S-X, together with related notes thereto and customary management’s discussion and analysis describing results of operations, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PriceWaterhouseCoopers, LLC (“PwC”) or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception, or any exception as to the scope of such audit), to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries (as applicable) on a consolidated basis (as applicable) in accordance with GAAP consistently applied;

(b)     with respect to each of the first three fiscal quarters of each fiscal year, on or before the date that is the later of (i) 45 days after the end of each such fiscal quarter and (ii) the date of required delivery to the SEC after giving effect to any permitted extensions of time (but in any event no later than 50 days after the end of such fiscal quarter), an unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, in each case with all consolidating information regarding the Borrower and its Subsidiaries required of a registrant under Regulation S-X, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year; all certified by a Financial Officer as presenting fairly in all material respects, as applicable, the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; together with a customary management’s discussion and analysis describing results of operations;

(c)     together with each delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance on a Pro Forma Basis, with the Financial Performance Covenants and Section 6.13;

(d)     within 5 days after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange, or distributed by the Borrower or any of its Subsidiaries to the holders of its Equity Interests generally, as the case may be; and

(e)     promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 (including with respect to management’s discussion and analysis) may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of the Borrower (or a parent company thereof) filed with the SEC; provided that (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PwC or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, in each case other than a qualification related solely to the scheduled or accelerated maturity of the Loans.

Documents required to be delivered pursuant to Section 5.01(a), (b), (d) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 5.02     Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)     the occurrence of any Default;

(b)     the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower and its Subsidiaries or the receipt of a notice of an Environmental Liability, in each case, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(c)     the occurrence of any event that is not a matter of general public knowledge that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d)     promptly after the furnishing thereof, copies of any statement or report furnished to any holder (or in the case of any indebtedness under an indenture, to the trustee thereunder) of Material Indebtedness of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture or loan or credit or similar agreement, to the extent such statement or report has not already been delivered pursuant to this Agreement; and

(e)     the occurrence of any breach of, or any defaults under, or any actual amendments or amendments proposed in writing, waivers, modifications, terminations or assignments of, the Settlement Agreement.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03     Information Regarding Collateral.

(a)     The Borrower will furnish to the Administrative Agent prompt (and in any event within ten days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.

(b)     Not later than five days after delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Sections 1(a), 1(b) and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section, (ii) identifying any Subsidiary of the Borrower that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.03 have been given.

Section 5.04     Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, amalgamation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05     Payment of Taxes, etc. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations in respect of federal, state and other material Taxes before the same shall become delinquent, except, in each case, to the extent any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

Section 5.06     Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all material property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 5.07     Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable and prudent in light of the size and nature of its business and in any event, substantially consistent with the coverage in effect on the Effective Date, and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall in the case of general liability and product liability insurance, name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear.

Section 5.08     Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which entries are full, true and correct in all material respects, include all material financial transactions and matters involving the assets and business of the Borrower or its Subsidiaries, as the case may be, and are in all material respects in conformity with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default (each of which shall be at the Borrower’s expense); provided further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.08, none of the Borrower or any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law or contract or that would reasonably be expected to result in the waiver of attorney-client or similar privilege.

Section 5.09     Compliance with Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply with its Organizational Documents and all Requirements of Law with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)     Without limitation of clause (a) above, the Borrower will, and will cause each of its Subsidiaries to: (i) comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any clean-up, removal or remedial, corrective or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except, in each case of clauses (i), (ii) and (iii), to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.10     Use of Proceeds. The proceeds of the Loans will be used to fund the payment of Transaction Costs and to provide liquidity to the Borrower and its Subsidiaries to finance from time to time on and after the Effective Date working capital needs and other corporate purposes permitted under the Loan Documents.

Section 5.11     Additional Subsidiaries.

(a)     If (i) any additional Subsidiary (other than an Excluded Subsidiary) of the Borrower is formed or acquired after the Effective Date or (ii) if any Subsidiary ceases to be an Excluded Subsidiary (other than by ceasing to be an Immaterial Subsidiary, which shall be subject to clause (b) below), the Borrower will, within 30 days (or such longer period as the Administrative Agent shall reasonably agree) after such newly formed or acquired Subsidiary is formed or acquired or such Subsidiary ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof (unless such Subsidiary is an Excluded Subsidiary), and will cause such Subsidiary (unless such Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Subsidiary within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree) and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Subsidiary signed by a Responsible Officer, together with all attachments contemplated thereby. Notwithstanding anything contained in this Agreement (including this Section 5.11) or any other Loan Document to the contrary, (i) no Excluded Subsidiary shall guarantee or support any Obligation herein and (ii) no security or similar interest shall be granted in any Excluded Assets or the assets of any Excluded Subsidiary, which security or similar guarantees or supports any Obligation herein.

(b)     Within 30 days (or such longer period as the Administrative Agent may reasonably agree) after the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary.

Section 5.12     Further Assurances. The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

Section 5.13     Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.13 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.13, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

Section 5.14     Compliance with Environmental Laws. The Borrower and each of its Subsidiaries shall conduct their respective businesses in compliance with all Environmental Laws applicable to it or them, except where noncompliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower and its Subsidiaries shall take prompt and appropriate action to respond to any non-compliance or alleged non-compliance with Environmental Laws.

Section 5.15     Compliance with ERISA. The Borrower and each of its Subsidiaries shall and shall cause its ERISA Affiliates to maintain each Plan which is subject to or governed under ERISA, the Code or other federal or state law in compliance in all material respects with the applicable provisions of ERISA, except where noncompliance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or cause a Lien on the assets of the Borrower or any Subsidiary.

Article VI
Negative Covenants

Until the Term Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent indemnification obligations as to which no claim has been made) payable under any Loan Document shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01     Indebtedness; Certain Equity Securities. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)     (A) Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately foregoing clause (A);

(ii)     Indebtedness outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof;

(iii)     Guarantees by the Borrower and its Subsidiaries in respect of Indebtedness of the Borrower or any of its Subsidiaries otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided further that (A) no Guarantee by any Subsidiary Loan Party of any Junior Financing shall be permitted unless such Subsidiary Loan Party shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (B) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)     Indebtedness of the Borrower owing to any of its Subsidiaries or of any Subsidiary owing to any other Subsidiary or to the Borrower, to the extent permitted by Section 6.04; provided that (A) all such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations on terms reasonably acceptable to the Administrative Agent and (B) all such Indebtedness owing by a Subsidiary that is not a Loan Party to any Loan Party shall be evidenced by a note and pledged as Collateral for the Secured Obligations;

(v)     (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any of its Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not, at any time outstanding, exceed $1,000,000;

(vi)     Indebtedness in respect of Swap Agreements entered into in the ordinary course of business (and not for speculative purposes) in order to (A) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any of its Subsidiaries or (B) hedge foreign currency or commodity supply transactions of the Borrower and its Subsidiaries;

(vii)     Indebtedness of the Borrower and any of its Subsidiaries consisting of notes or loans under credit agreements, indentures or other similar instruments or agreements and any Permitted Refinancing thereof; provided that (A) any issuer of such Indebtedness shall be the Borrower or a Foreign Subsidiary, (B) such Indebtedness is unsecured, (C) such Indebtedness does not mature prior to the date that is 91 days after the Maturity Date in effect at the time of incurrence thereof, (D) except with respect to customary bridge financing intended to be replaced by long-term Indebtedness, such Indebtedness has no mandatory (other than (1) customary provisions relating to asset sales, a change of control or fundamental change or (2) provisions relating to conversions that are not materially less favorable in any respect to the Borrower and its Subsidiaries or to the rights or interest of the Administrative Agent or the Lenders than the corresponding provisions of the Existing Notes in effect on the date hereof) or scheduled amortization or payments, repurchases or redemptions of principal in cash or Disqualified Equity Interests prior to the date that is 91 days after the Maturity Date in effect at the time of incurrence thereof, (E) immediately after giving effect thereto and the use of the proceeds thereof, (1) no Event of Default shall exist or result therefrom and (2) the Borrower and its Subsidiaries will be in Pro Forma Compliance with the Financial Performance Covenants as of the last day of the most recently ended Test Period, (F) if such Indebtedness is subordinated, the Loan Document Obligations shall have been, and while the Loan Document Obligations remain outstanding, no other Indebtedness is or is permitted to be, designated as “Senior Indebtedness” or its equivalent in respect of such Indebtedness, and (G) such Indebtedness has terms and conditions (other than interest rate, redemption premiums, conversion terms and subordination terms), taken as a whole, that are not materially less favorable to the Borrower, its Subsidiaries and the Lenders as the terms and conditions of this Agreement; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period; provided, further, that the aggregate principal amount of Indebtedness outstanding in reliance on this clause (vii) in respect of which the primary obligor or a guarantor is a Subsidiary that is not a Loan Party, shall not exceed at any time outstanding, $1,000,000;

(viii)     Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(ix)     Indebtedness consisting of unsecured (or secured only by the Equity Interests being purchased or redeemed) promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent thereof permitted by Section 6.06(a);

(x)     Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xi)     Indebtedness consisting of obligations under deferred consideration (earn-outs, indemnifications, incentive non-competes, milestone payments and other contingent obligations) or other similar arrangements incurred in connection with any Permitted Acquisition or other Investment permitted hereunder;

(xii)     Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections, cash pooling and similar arrangements, in each case, in connection with deposit accounts or securities accounts in the ordinary course of business, and employee credit cards in the ordinary course of business;

(xiii)     Indebtedness incurred by the Borrower or any of its Subsidiaries in respect of bankers’ acceptances or similar instruments (other than letters of credit) issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations (other than obligations in respect of letters of credit) regarding workers compensation claims; provided that the reimbursement obligations in respect thereof are reimbursed within 60 days following the date thereof;

(xiv)     other Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed $5,000,000 at any time outstanding;

(xv)     to the extent constituting Indebtedness, obligations in respect of any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;

(xvi)     Obligations in respect of performance, bid appeal and surety bonds and completion guarantees and similar obligations provided by Borrower or any Subsidiary in the ordinary course of business;

(xvii)     Indebtedness in respect of the financing of insurance premiums in the ordinary course of business; and

(xviii)     all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvii) above.

Section 6.02     Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)     Liens created under the Loan Documents;

(ii)     Permitted Encumbrances;

(iii)     Liens existing on the date hereof and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)     Liens securing Indebtedness permitted under Section 6.01(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capitalized Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)     leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (A) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness for borrowed money;

(vi)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(vii)     Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(viii)     Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)     Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary permitted under Section 6.01;

(x)     Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01;

(xi)     any interest, lien, or title of a lessor or sublessor under leases or subleases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased;

(xii)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any of its Subsidiaries in the ordinary course of business;

(xiii)     Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Cash Equivalents”;

(xiv)     Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness for borrowed money or (B) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Subsidiaries in the ordinary course of business;

(xv)     ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(xvi)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and deposits made in the ordinary course of business to secure liability to insurance carriers;

(xvii)     (A) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (B) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(xviii)     Liens on the common stock of AxoGen, Inc. owned by the Borrower as of the Effective Date; and

(xix)     Liens not otherwise permitted under this Section 6.02; provided that the aggregate principal amount of obligations secured by Liens existing in reliance on this clause (xviii) shall not exceed $2,500,000 at any time outstanding.

Notwithstanding anything in this Section 6.02 to the contrary, (a) no Liens permitted to be incurred hereunder, other than Liens permitted pursuant to Sections 6.02(x), (xv) and (xvii) or clauses (a), (b), (e) and (f) of the definition of “Permitted Encumbrances,” shall encumber any of the real property owned by the Borrower or any of its Subsidiaries and (b) the Core Assets shall remain free and clear of all Liens, except for Liens permitted under the Collateral Agreement and under clauses (a) and (f) of the definition of “Permitted Encumbrances”.

Section 6.03     Fundamental Changes; Sale-Leasebacks.

(a)     The Borrower will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or Dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, except that:

(i)     any Subsidiary may merge with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) in the case of any Subsidiary of the Borrower, any one or more other Subsidiaries; provided that when any Subsidiary Loan Party is merging with another Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Subsidiary is otherwise permitted under Section 6.04;

(ii)     (A) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (B) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)     any Subsidiary of the Borrower may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Subsidiary in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)     the Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person, (B) any Investment in connection therewith is permitted under Section 6.04 and (C) no Default or Event of Default shall have occurred and be continuing;

(v)     any Subsidiary of the Borrower may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 (or arrangements for the compliance with such requirements within 30 days (or by such later date reasonably satisfactory to the Administrative Agent) shall have been made) and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction; and

(vi)     any Subsidiary of the Borrower may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.

(b)     The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and such Subsidiaries on the Effective Date and businesses reasonably related or ancillary thereto, or complementary, synergistic or reasonable extensions thereof.

(c)     The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property that has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party, other than any such arrangement entered into in connection with the financing of the acquisition of such property with the proceeds of purchase money Indebtedness incurred as permitted by Section 6.01(v), any such arrangement involving the sale of property within 270 days after the purchase thereof if sold for consideration not less than the cost of the purchase thereof and the lease of which (if a Capitalized Lease) is permitted by Section 6.01(v).

Notwithstanding anything in this Section 6.03 to the contrary, the Borrower shall not take any action under this Section 6.03 that would result in the Disposition of any Core Asset to any Person other than a Loan Party.

Section 6.04     Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, nor will it permit any of its Subsidiaries make or hold any Investment, except:

(a)     Cash Equivalents and other similar liquid investments approved as part of the investment policy adopted by the audit committee of the Borrower’s board of directors;

(b)     loans or advances to officers, directors and employees of the Borrower and its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to purchase stock in the Borrower and (iii) for purposes not described in the foregoing clause (i) or (ii), in an aggregate principal amount outstanding at any time not to exceed $250,000;

(c)     Investments (i) by the Borrower or any of its Subsidiaries in any Loan Party (excluding any new Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is also not a Loan Party, (iii) by the Borrower or any other Loan Party in any Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments made by Loan Parties after the Effective Date in Subsidiaries that are not Loan Parties in reliance on this clause (iii) shall not exceed $1,000,000 at any time or (iv) by the Borrower or any of its Subsidiaries in Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties;

(d)     Investments in Existing Third Party Loans and Permitted Royalty Acquisitions existing on the date hereof, and other Investments existing on the date hereof and set forth on Schedule 6.04(d) and, in each case, any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 1.01(a) or 6.04(d) or as otherwise permitted by this Section 6.04;

(e)     (i) Investments in Swap Agreements permitted under Section 6.01(vi) and (ii) Guarantees of leases and other obligations that do not constitute Indebtedness;

(f)     promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(g)     Permitted Acquisitions; provided that no Permitted Acquisitions shall be made by Loan Parties after the Effective Date in Subsidiaries that are not Loan Parties pursuant to this clause (g);

(h)     accounts receivable in the ordinary course of business and extensions of credit and guarantees permitted by Section 6.01 and Restricted Payments permitted by Section 6.06;

(i)     advances of payroll payments to employees in the ordinary course of business;

(j)     Investments of a Subsidiary (including Commercialization Arrangements) acquired after the Effective Date or of a Person merged, amalgamated or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(k)     Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower (or any direct or indirect parent of the Borrower) to the seller of such Investments;

(l)     the forgiveness or conversion to Equity Interests of any Indebtedness owed by a Loan Party and permitted by Section 6.01;

(m)     Subsidiaries of Borrower may be established or created if the Borrower and such Subsidiary comply with the requirements of Section 5.11, if applicable; provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating an acquisition permitted by this Section 6.04, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 5.11, as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(n)     to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;

(o)     Investments comprised of Permitted Third Party Loans;

(p)     Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, borrowers and guarantors in respect of the Existing Third Party Loans, Permitted Third Party Loans or sellers in respect of Permitted Royalty Acquisitions (other than Core Assets);

(q)     Investments resulting from the foreclosure, assignment for the benefit of creditors, acceptance of collateral in full or partial satisfaction, purchase at public or private sale or other exercise of remedies by a Loan Party in respect of Existing Third Party Loans, Permitted Third Party Loans or Permitted Royalty Acquisitions (other than Core Assets);

(r)     to the extent constituting an Investment, any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;

(s)     Investments consisting of warrants for the purchase of common or preferred equity of the counterparty issued as consideration to a Loan Party in connection with any Permitted Third Party Loan or Permitted Royalty Acquisition; and

(t)     warrants or equity interests issued in lieu of any payments due under a Permitted Third Party Loan or Permitted Royalty Acquisition, which payments will not exceed an aggregate amount of $2,000,000.

Notwithstanding anything in this Section 6.04 to the contrary, no Investment hereunder by the Borrower or any of its Subsidiaries shall result in, or be comprised of, transfers of ownership or any interests in the Core Assets to any Person other than a Loan Party.

Section 6.05     Asset Sales. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any of its or their assets, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or its Subsidiaries in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a)     Dispositions of property to the Borrower or its Subsidiaries; provided that (i) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 6.04 and (ii) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04;

(b)     Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.06 and Liens permitted by Section 6.02;

(c)     Dispositions of Cash Equivalents;

(d)     leases, subleases, licenses or sublicenses, in each case in the ordinary course of business in the life sciences industry and that do not materially interfere with the business of the Borrower and its Subsidiaries, taken as a whole;

(e)     Dispositions of property to Persons other than Subsidiaries (including the sale or issuance of Equity Interests of a Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Event of Default shall exist at the time of, or would result from, such Disposition, (ii) the aggregate fair market value of all property disposed of in reliance on this clause (e) shall not exceed $5,000,000 at any time and (iii) with respect to any Disposition pursuant to this clause (e), the Borrower or a Subsidiary shall receive not less than 80% of such consideration in the form of cash or Cash Equivalents; provided, that Dispositions of the Equity Interests in any Subsidiary shall be prohibited unless it is for all of the outstanding Equity Interests of such Subsidiary owned (directly or indirectly) by the Borrower, except to the extent constituting an Investment in a Subsidiary permitted under Section 6.04;

(f)     the lapse or abandonment of any Intellectual Property or registrations (or applications for registration) with respect thereto which in the good faith reasonable judgment of the Borrower are no longer used or useful in its business;

(g)     the unwinding of Swap Agreements permitted hereunder pursuant to their terms;

(h)     the Disposition of obsolete or worn out property in the ordinary course of business;

(i)     the Disposition of the common stock of AxoGen, Inc. owned by the Borrower as of the Effective Date;

(j)     Dispositions of Equity Interests in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in documents governing the joint venture and similar binding agreements;

(k)     the assignment of any Existing Third Party Loans, Permitted Third Party Loans or Permitted Royalty Acquisitions (except to the extent constituting Core Assets) after the breach by the borrower, the seller or any guarantor thereof, as applicable, of the terms of the applicable Third Party Loan document or documents governing the applicable Permitted Royalty Acquisition;

(l)     the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any Permitted Warrant Transaction; provided that the sole consideration paid in connection with such settlement or early termination is common stock of the Borrower and cash in lieu of fractional shares (other than, in the case of an early termination of such Permitted Warrant Transaction, pursuant to customary exceptions (substantially similar to or no more onerous on the Borrower and its Subsidiaries than such exceptions in the warrants with respect to the Existing Notes) to the right of an issuer to settle the relevant close-out amount, cancellation amount or other similar payment obligation in shares); and

(m)     any Disposition of warrants permitted by Section 6.04(s) deemed to occur on the exercise thereof;

provided that (a) any Disposition of any property pursuant to this Section 6.05 (except pursuant to Section 6.05(b), (h) and (k) and except for Dispositions by a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition and (b) notwithstanding anything in this Section 6.05 to the contrary, the Borrower shall not take any action to Dispose of the Core Assets to any Person other than a Loan Party.

Section 6.06     Restricted Payments; Certain Payments of Indebtedness.

(a)     The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, except:

(i)     each Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary; provided that if such Subsidiary is a Loan Party, then it can only make a Restricted Payment pursuant to this Section 6.06(a)(i) to another Loan Party;

(ii)     the Borrower and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the Qualified Equity Interests of such Person; provided that in the case of any such Restricted Payment by a Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii)     the Borrower and each of its Subsidiaries may (A) repurchase for fair value Equity Interests held by former directors, officers, employees and consultants; (B) pay withholding or similar Taxes payable by present or former directors, officers, employees or consultants in respect of their Equity Interests and (C) repurchase Equity Interests deemed to occur upon a cashless exercise of options or warrants;

(iv)     each of the Subsidiaries of the Borrower may make Restricted Payments in cash to the Borrower:

(1)     the proceeds of which will be used to pay the Tax liability to the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns attributable to the income of the Borrower and/or any Subsidiary; provided that Restricted Payments made pursuant to this clause (a)(iv)(1) shall not exceed the Tax liability that the Borrower and/or the relevant Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group;

(2)     the proceeds of which shall be used to pay (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses) that are reasonable and customary and incurred in the ordinary course of business, and customary indemnification claims made by directors or officers of the Borrower (or any parent thereof), in each case to the extent attributable to the ownership or operations of the Borrower and its Subsidiaries, (2) fees and expenses (x) due and payable by any of the Subsidiaries and (y) otherwise permitted to be paid by such Subsidiary under this Agreement and (3) amounts due and payable pursuant to Section 6.07(v);

(3)     the proceeds of which shall be used to pay franchise or similar Taxes and other fees, Taxes and expenses required to maintain its corporate or legal existence or to maintain and protect its interest in each and every item of such IP Collateral in full force and effect;

(4)     the proceeds of which shall be used to make Restricted Payments permitted by Section 6.06(a)(iii);

(5)     the proceeds of which shall be used to make payments permitted by clause (b)(i) of this Section 6.06;

(6)     the proceeds of which are applied to the purchase or other acquisition of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all the Equity Interests in a Person, provided that such purchase or other acquisition would have constituted a “Permitted Acquisition” permitted to be made pursuant to Section 6.04; provided, further, that (A) such Restricted Payment shall be made concurrently with the closing of such purchase or other acquisition, (B) the recipient of such Restricted Payment shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or one of its Subsidiaries or (2) the merger (to the extent permitted in Section 6.03) of the Person formed or acquired into the Borrower or one of its Subsidiaries in order to consummate such purchase or other acquisition and (C) such Investment shall be deemed to be made by the Borrower or such Subsidiary pursuant to Section 6.04(g); and

(7)     the proceeds of which shall be used to pay fees and expenses related to any unsuccessful debt or equity offering or proposed Permitted Acquisition, other Investment or Disposition;

(v)     the Borrower may make Restricted Payments to the extent of the net cash proceeds received by the Borrower (and in the case of Restricted Payments by the Borrower, to the extent contributed to the Borrower as cash common equity) from any issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower, so long as such Restricted Payment is made within 90 days of the receipt of such net cash proceeds and, with respect to any such Restricted Payments, no Event of Default shall have occurred and be continuing or would result therefrom;

(vi)     to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions expressly permitted by Sections 6.03 and 6.04;

(vii)     the Borrower or any of its Subsidiaries may (1) pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition and (2) (a) solely to the extent permitted under Section 6.06(b), honor any conversion request by a holder of convertible Indebtedness (including any payment of cash upon such conversion pursuant to the terms of such convertible Indebtedness in an amount not to exceed the sum of (x) the principal amount of such convertible Indebtedness plus (y) any payments received by the Borrower or any of its Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction or Permitted Warrant Transaction) and make cash payments in lieu of fractional shares in connection with any such conversion and (b) make payments in connection with a Permitted Bond Hedge Transaction and the settlement of any related Permitted Warrant Transaction (x) by delivery of shares of the Borrower’s common stock upon net share settlement thereof or (y) by set-off against the related Permitted Bond Hedge Transaction and payment of an early termination amount thereof in common stock upon any early termination thereof;

(viii)     the Borrower or any of its Subsidiaries may make Restricted Payments in order to effectuate payments that at such time are permitted to be made pursuant to Section 6.07(iii), (v), (vi) and (vii);

(ix)     the Borrower may declare and pay quarterly dividends and distributions within 60 days after the record date therefor, if at the record date, no Event of Default under Section 7.01(a), (b), (h) or (i) shall exist at the time of, or would result from, the making of such payment;

(x)     the Borrower may redeem in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby; and

(xi)     the Borrower may repurchase shares of its common stock in the open market or in private transactions or (without limitation of clause (ix) above) pay cash dividends on its common stock; provided that on the date of such repurchase or payment (1) no Default has occurred and is continuing or would result therefrom, (2) the Total Leverage Ratio shall not be greater than 0.93:1.00, and (3) the Administrative Agent shall have received a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying and attaching calculations demonstrating compliance with the requirements of clause (2) above.

(b)     The Borrower will not, nor will it permit any other Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i)     payment of regularly scheduled or required interest and principal payments in the form of payment and when due in respect of any Indebtedness to the extent such payments in respect of any Junior Financing are permitted by the subordination provisions thereof;

(ii)     refinancings, refundings, renewals, modifications or exchanges of Indebtedness to the extent permitted by Section 6.01;

(iii)     the conversion or exchange of any Junior Financing to, or for, Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(iv)     any conversion of convertible notes, and any payment in respect of a Permitted Bond Hedge Transaction and Permitted Warrant Transaction, into or comprised of common stock of the Borrower and, to the extent otherwise permitted under clause (v) of this Section 6.06(b), into cash; and

(v)     the Borrower may make (A) any payment of cash upon the conversion of any of its convertible Indebtedness pursuant to the terms of such convertible Indebtedness and may make cash payments in lieu of fractional shares in connection with any such conversion and (B) cash or common stock conversion payments, or cash or common stock payments in connection with any exchange offer, to holders of the Existing Notes or any other Junior Financing comprised of convertible debt, and pay the present value of accrued interest thereon in cash at the time of any such conversion thereof so long as, in each of clauses (A) and (B), (x) no Default under Section 7.01(a) or 7.01(b) or Event of Default shall have occurred and is continuing or shall occur as a result of any such payment, (y) the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants, and (z) after giving pro forma effect to each such payment, there shall be at least $25,000,000 of Liquidity.

Section 6.07     Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the Borrower or any of its Subsidiaries (or an entity that becomes a Subsidiary of the Borrower as a result of the transaction); (ii) on terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; (iii) the payment of fees and expenses related to the Transactions; (iv) issuances of Equity Interests (and options and warrants therefor) of the Borrower to the extent otherwise permitted by this Agreement; (v) employment, compensation and severance arrangements between the Borrower and its Subsidiaries and their respective officers, directors, consultants and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(i)); (vi) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries; (vii) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; (viii) Restricted Payments permitted under Section 6.06 and guarantees of the Indebtedness of the Borrower or any other Loan Party, or any of their Subsidiaries, permitted by Sections 6.01 and 6.04; and (ix) Investments in the Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary is an Excluded Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Borrower and its Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 6.04.

Section 6.08     Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower and its Subsidiary Guarantors to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Subsidiary or to Guarantee Indebtedness of any Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 6.08) are listed on Schedule 6.08 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, taken as a whole, in any material respect, (ii)(x) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, taken as a whole, in any material respect, (iii) are in connection with Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 6.01, provided that such restrictions will not materially affect the Borrower’s ability to pay the Loan Documentation Obligations as they become due, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 pending such Disposition solely to the assets or, if applicable, the Subsidiary subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, or licenses otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower and its Subsidiaries, (xi) are customary provisions restricting assignment of any license, lease or other agreement entered into in the ordinary course of business and otherwise permitted hereunder or (xii) are customary net worth provisions contained in real property leases or licenses of Intellectual Property entered into by the Borrower or any of its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Loan Parties and their subsidiaries to meet their ongoing obligations.

Section 6.09     Amendment of Junior Financing and Organizational Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, amend, modify, waive, terminate or release the documentation governing any Junior Financing or any Organizational Document, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.

Section 6.10     Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio, in each case as of the last day of each Test Period, to be less than 1.25 to 1.00.

Section 6.11     Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, as of the last day of each Test Period, to exceed 2.00 to 1.00.

Section 6.12     Changes in Fiscal Periods. The Borrower will not make any change in fiscal year.

Section 6.13     Minimum Liquidity Requirement. The Borrower will not permit Liquidity, as of the last day of each Test Period, to be less than $25,000,000.

Section 6.14     Amendment of Settlement Agreement. The Borrower will not, nor will it permit any of its Subsidiaries to, amend, modify, waive, assign or terminate the Settlement Agreement (or consent to any amendment, modification, waiver, assignment or termination thereof) in a manner that will adversely affect (or will be expected to adversely affect) the rights of the Borrower or the Lenders.

Article VII
Events of Default

Section 7.01     Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a)     any Loan Party shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)     any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)     any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made;

(d)     the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01, 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.08, 5.10 or 5.11 or in Article VI;

(e)     the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

(f)     the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)     the Borrower or any of its Subsidiaries shall fail to observe or perform any term, covenant or condition contained in any Material Indebtedness that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(h)     an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect the Borrower, any direct or indirect parent of the Borrower, or any Material Subsidiary of the Borrower or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Borrower and its Material Subsidiaries or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)     the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Borrower and its Material Subsidiaries or any of them, or for a material part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)     one or more enforceable judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against the Borrower or any of its Subsidiaries or any direct or indirect parent company of the Borrower or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of the Borrower and its Subsidiaries or such parent company, taken as a whole, to enforce any such judgment;

(k)     an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(l)     any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document;

(m)     any Loan Document shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party party thereto other than as expressly permitted hereunder or thereunder;

(n)     any of the Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents) or any Guarantor shall so assert in writing;

(o)     any of the Loan Document Obligations for any reason shall cease to be “Senior Indebtedness” (or any comparable term) under, and as defined in, any documentation relating to any subordinated Junior Financing, or the subordination provisions set forth in any documentation relating to Junior Financing shall cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, or in each case any Loan Party shall assert any of the foregoing; or

(p)     a Change in Control shall occur;

then, and in every such event (with respect to clauses (i) and (ii) below, other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise any and all rights and remedies available to it under the Loan Documents and applicable law.

Article VIII
Administrative Agent

Section 8.01     Appointment and Authority.

(a)     Each of the Lenders hereby irrevocably appoints Royal Bank of Canada to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of, or any obligations under, any of such provisions except for its consent rights set forth in Section 8.06.

(b)     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02     Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03     Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)     shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct; provided that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender; and

(e)     shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender , the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06     Resignation of Administrative Agent. The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders and the Borrower, subject to the appointment of a successor administrative agent in accordance with this Section 8.06. If the Administrative Agent (or an Affiliate thereof) becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower or the Required Lenders upon 10 days’ notice to the Administrative Agent, subject to the appointment of a successor administrative agent in accordance with this Section 8.06. Upon receipt of any such notice of resignation or upon any such removal, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) (provided that no consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in the United States, or any Affiliate of any such Approved Bank; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent may in its discretion continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08     No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Lead Arranger nor any person named on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender hereunder.

Section 8.09     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 9.03) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 8.10     No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.15), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.11     Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective, or for any other reason), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 2.13 to the extent the Borrower is required to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including reasonable legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article VIII. The agreements in this Article VIII shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.

Article IX
Miscellaneous

Section 9.01     Notices.

(a)     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)     if to the Borrower or the Administrative Agent, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)     if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)     Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)     Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)     Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

Section 9.02     Waivers; Amendments.

(a)     No failure or delay by the Administrative Agent or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall

(i)     increase the Term Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any Default shall not constitute an extension or increase of any Term Commitment of any Lender);

(ii)     reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.09(c);

(iii)     postpone any date for the payment of principal, any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment (including amortization payments), or postpone the scheduled date of expiration of any Term Commitment, without the written consent of each Lender directly and adversely affected thereby;

(iv)     (A) change Sections 2.06(a), 2.07(a) and (b), 2.14(b) or 2.14(c) hereof in a manner that would alter the pro rata sharing of payments required thereby, or (B) change Section 4.02 of the Collateral Agreement in a manner that would alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types of Loans, in each case without the written consent of each Lender directly and adversely affected thereby;

(v)     change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby;

(vi)     change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;

(vii)     release any material value of the Guarantees under the Guarantee Agreement (except as expressly permitted or provided for in the Loan Documents) without the written consent of each Lender; or

(viii)     release any material Collateral from the Liens of the Security Documents (except as expressly permitted or provided for in the Loan Documents), without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

Notwithstanding anything to the contrary contained in this Section 9.02 or otherwise in this Agreement or any other Loan Document, (i) without the consent of any Lender, the Borrower and the Administrative Agent or any other collateral agent may enter into any amendment, supplement, waiver or modification of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest of the Secured Parties in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interests for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document and (ii) the Fee Letter may be amended or modified, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. The Administrative Agent shall make available to the Lenders copies of each amendment or other modification to this Agreement.

(c)     In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (x) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Term Commitments, as applicable, which consent shall not unreasonably be withheld, (y) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.08(a)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)     Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Term Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring (i) the consent of all Lenders or (ii) each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders, shall require the consent of such Defaulting Lender.

Section 9.03     Expenses; Indemnity; Damage Waiver.

(a)     The Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (without duplication) and the Lead Arranger, including the reasonable fees, charges and disbursements of one counsel to the Administrative Agent and the Lead Arranger, and to the extent reasonably deemed necessary by the Administrative Agent, one local counsel in each relevant jurisdiction and, in the case of any conflict of interest (as reasonably determined by the Administrative Agent or Lead Arranger subject to such conflict), one additional counsel in each relevant jurisdiction to each group of affected persons similarly situated taken as a whole, in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, the Lead Arranger and each Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Lenders and the Lead Arranger in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such reasonable costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party. For the avoidance of doubt, this paragraph (a) shall not apply with respect to Indemnified Taxes, Other Taxes or Excluded Taxes, which shall be governed solely by Section 2.13.

(b)     The Borrower shall indemnify the Administrative Agent, each Lender, the Lead Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities or penalties and reasonable and documented or invoiced out-of-pocket fees and expenses of any one counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of any claims, actions, suits, inquiries, litigation, investigation or proceeding in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any other Environmental Liability related in any way to Borrower or any of its Subsidiaries, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of a funding or confidentiality requirement hereunder or under the other Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Borrower or any of its Subsidiaries (provided that the Administrative Agent and the Lead Arranger shall be indemnified in their capacities as such notwithstanding this clause (z)). For the avoidance of doubt, this paragraph (b) shall not apply with respect to Indemnified Taxes, Other Taxes or Excluded Taxes, which shall be governed solely by Section 2.13.

(c)     To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)     To the extent permitted by applicable law, the Borrower and the Guarantors shall not assert, and each hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of a funding or confidentiality requirement hereunder or under the other the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. In addition, no Loan Party shall be liable to an Indemnitee for any indirect, special, consequential or punitive damages except any such damages incurred or paid by an Indemnitee to a third party.

(e)     All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

Section 9.04     Successors and Assigns.

(a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     (i)     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors of the Borrower) not to be unreasonably withheld or delayed) of (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment by a Lender (x) to any other Lender or an Affiliate of a Lender or an Approved Fund of a Lender or (y) if (1) an Event of Default or (2) a Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; and provided further that during such period, assignments shall be made in consultation with the Borrower, and (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment by a Lender to any other Lender or an Affiliate of a Lender or an Approved Fund of a Lender. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to such assignment within five (5) Business Days after written notice to the Borrower requesting such consent, the Borrower shall be deemed to have consented to such assignment.

(ii)     Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Commitment or Loans, the amount of the Term Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,000,000 (and integral multiples thereof), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default or a Default under Section 7.01(a), (b), (h), or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of Term Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; provided further that assignments made pursuant to Section 9.02(c) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it is not a Lender at the time of the assignment, shall deliver to the Administrative Agent and the Borrower any Tax forms required by Section 2.13(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)     Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.11, 2.12, 2.13, 2.14 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations, subject to the requirements of paragraph (c) of this Section.

(iv)     The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices, which it shall notify to Borrower in writing, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitment of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(b) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(v)     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any Tax forms required by Section 2.13(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement until it has been recorded in the Register as provided in this paragraph (v) and paragraph (iv) above.

(vi)     The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)     (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons other than a natural person, a Defaulting Lender, the Borrower or any of its Subsidiaries or any of their respective Affiliates (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the obligations and limitations of such Sections, including such Participant’s compliance with Section 2.13(f)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14(c) as though it were a Lender.

(ii)     Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register, complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder (or any other relevant or successor provisions of the Code or of such Treasury regulations), on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury regulations or to comply with other requirements under applicable tax law. The entries in the Participant Register shall be conclusive, absent manifest error, and the Lenders, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iii)     Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.11 or Section 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent regarding the requirement to make such greater payment.

(d)     Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05     Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Term Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Term Commitments or the termination of this Agreement or any provision hereof. Except for any provisions hereof which by their express terms or the terms of this Section 9.05 survive such termination, this Agreement will terminate upon termination of the Term Commitments and repayment of all outstanding Loan Document Obligations.

Section 9.06     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Term Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08     Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations in whatever currency at any time owing by the Administrative Agent, such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The Administrative Agent and the applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 9.09     Governing Law; Jurisdiction; Consent to Service of Process.

(a)     This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12     Confidentiality.

(a)     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided, that solely to the extent permitted by law and other than in connection with routine audits and review by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any Loan Document or the enforcement of rights hereunder or thereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For the purposes hereof, “Information” means all information received from the Borrower relating to the Borrower or any of its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; it being understood that all information received from the Borrower or any of its Subsidiaries after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13     USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.

Section 9.14     Release of Liens and Guarantees.

(a)     A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party). Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such Guarantee shall be automatically released. Upon termination of the aggregate Term Commitments and payment in full of all Secured Obligations (other than (x) contingent indemnification obligations as to which no claim has been made and (y) Secured Cash Management Obligations and Secured Swap Obligations (each as defined in the Collateral Agreement) as to which arrangements reasonably satisfactory to the applicable Secured Party have been made), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement.

(b)     The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iii), (iv), (v), (vii), (xi), (xii) or (xiii).

(c)     Each of the Lenders irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.14.

Section 9.15     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Lead Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Lead Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and the Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower its Affiliates or any other Person and (B) none of the Administrative Agent, the Lenders or the Lead Arranger has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lenders and the Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders or the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.16     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PDL BIOPHARMA, INC.

By:	/s/ Peter S. Garcia
Name: Peter S. Garcia
Title: Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Eric D. Koppelson
Name: Eric D. Koppelson
Title: Authorized Signatory

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sarah Aschenwald
Name: Sarah Aschenwald
Title: VP & RM

[Signature Page to Credit Agreement]

SCHEDULE 1.01(a)

Existing Third Party Loans

Credit Agreement dated as of October 1, 2013 among Lensar, Inc. as the Borrower, PDL BioPharma, Inc. as the Lender and PDL BioPharma, Inc. as the Agent. $60,000,000 max commitment.

Amended and Restated Credit Agreement dated as of August 15, 2013 among Wellstat Diagnostics, LLC as the Borrower, PDL BioPharma, Inc. as the Lender and PDL BioPharma, Inc. as the Agent. $44,102,939.72 max commitment.

Credit Agreement dated as of April 18, 2013 among Avinger, Inc. as the Borrower, PDL BioPharma, Inc. as the Lender and PDL BioPharma, Inc. as the Agent. $40,000,000 max commitment.

Credit Agreement dated as of November 5, 2013 among Direct Flow Medical, Inc. as the Borrower, PDL BioPharma, Inc. as the Lender and PDL BioPharma, Inc. as the Agent. $50,000,000 max commitment.

Credit Agreement dated as of February 14, 2014 among Paradigm Spine, LLC as the Borrower, PDL BioPharma, Inc. as the Lender and PDL BioPharma, Inc. as the Agent. $75,000,000 max commitment.

Note Purchase Agreement dated as of April 1, 2014 between PDL BioPharma, Inc. and Accel 300, LLC, a wholly-owned subsidiary of kaléo, Inc., pursuant to which PDL BioPharma, Inc. purchased $150,000,000 of secured notes due 2029.

Schedule 1.01(a) – Page 1

  .

SCHEDULE 1.01B

Queen Patents

U.S.

None.

Foreign

AVIDITY FILE	COUNTRY	FULL TITLE	APPLICATION NO	APPLICATION DATE	PATENT NO	SPC NO.	GRANT DATE	STATUS	EXPIRY DATE
EP 0 939 127
P101258EP53	Austria	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Belgium	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Switzerland	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Germany	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Europe	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Spain	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	France	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	United Kingdom	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Italy	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Luxembourg	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Netherlands	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14
P101258EP53	Sweden	Humanized Immunoglobulins and their Production and Use	98 204240.0	28-Dec-89	0 939 127		17-Sep-14	Granted	17-Sep-14

Schedule 1.01(b) – Page 1

SPCs
S101258AT53-1	Austria (SPC)	Obinutuzumab (Gazyva)	SZ 55/2014	17-Sep-14	0 939 127	Pending
S101258BE53-1	Belgium (SPC)	Obinutuzumab (Gazyva)	2014C/059	17-Sep-14	0 939 127	Pending
S101258CH53-1	Switzerland (SPC)	Obinutuzumab (Gazyva)		17-Sep-14	0 939 127	Pending
S101258DE53-1	Germany (SPC)	Obinutuzumab (Gazyva)	#############	17-Sep-14	0 939 127	Pending
S101258ES53-1	Spain (SPC)	Obinutuzumab (Gazyva)	C201430064	17-Sep-14	0 939 127	Pending
S101258FR53-1	France (SPC)	Obinutuzumab (Gazyva)	14 C 0070	17-Sep-14	0 939 127	Pending
S101258GB53-1	United Kingdom (SPC)	Obinutuzumab (Gazyva)	SPC/GB14/065	17-Sep-14	0 939 127	Pending
S101258IT53-1	Italy (SPC)	Obinutuzumab (Gazyva)	UB2014P001407	17-Sep-14	0 939 127	Pending
S101258NL53-1	Netherlands (SPC)	Obinutuzumab (Gazyva)		17-Sep-14	0 939 127	Pending
S101258SE53-1	Sweden (SPC)	Obinutuzumab (Gazyva)	1490058-3	17-Sep-14	0 939 127	Pending
S101258AT53-2	Austria (SPC)	Generic SPC Based on Tysabri	SZ 54/2014	17-Sep-14	0 939 127	Pending
S101258BE53-2	Belgium (SPC)	Generic SPC Based on Tysabri	2014C/060	17-Sep-14	0 939 127	Pending
S101258CH53-2	Switzerland (SPC)	Generic SPC Based on Tysabri		17-Sep-14	0 939 127	Pending
S101258DE53-2	Germany (SPC)	Generic SPC Based on Tysabri	#############	17-Sep-14	0 939 127	Pending
S101258ES53-2	Spain (SPC)	Generic SPC Based on Tysabri	C201430065	17-Sep-14	0 939 127	Pending
S101258FR53-2	France (SPC)	Generic SPC Based on Tysabri	14 C 0071	17-Sep-14	0 939 127	Pending
S101258GB53-2	United Kingdom (SPC)	Generic SPC Based on Tysabri	SPC/GB14/066	17-Sep-14	0 939 127	Pending
S101258IT53-2	Italy (SPC)	Generic SPC Based on Tysabri	UB2014P001408	17-Sep-14	0 939 127	Pending
S101258NL53-2	Netherlands (SPC)	Generic SPC Based on Tysabri		17-Sep-14	0 939 127	Pending
S101258SE53-2	Sweden (SPC)	Generic SPC Based on Tysabri	1490059-1	17-Sep-14	0 939 127	Pending

Schedule 1.01(b) – Page 2

EP 1 477 497
P101258EP54	Germany	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14
P101258EP54	Europe	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14
P101258EP54	Spain	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14
P101258EP54	France	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14
P101258EP54	United Kingdom	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14
P101258EP54	Italy	Humanized Immunoglobulins and their Production and Use	04 076439.1	28-Dec-89	1 477 497		26-Nov-14	Granted	26-Nov-14

SPCs
S101258DE54	Germany (SPC)	Trastuzumab emtansine (Kadcyla)	#############	26-Nov-14	1 477 497			Pending
S101258ES54	Spain (SPC)	Trastuzumab emtansine (Kadcyla)	C201430080	26-Nov-14	1 477 497			Pending
S101258FR54	France (SPC)	Trastuzumab emtansine (Kadcyla)	14C0084	26-Nov-14	1 477 497			Pending
S101258GB54	United Kingdom (SPC)	Trastuzumab emtansine (Kadcyla)	SPC/GB14/080	26-Nov-14	1 477 497			Pending
S101258IT54	Italy (SPC)	Trastuzumab emtansine (Kadcyla)	UB2014CCP1420	26-Nov-14	1 477 497	1420	4-Feb-15	Granted	28-Dec-14

EP 1 491 556
P101258EP55	Germany	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	Europe	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	Spain	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	France	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	United Kingdom	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	Italy	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14
P101258EP55	Sweden	Humanized Immunoglobulins and their Production and Use	04 076438.3	28-Dec-89	1 491 556		30-Apr-14	Granted	30-Apr-14

Schedule 1.01(b) – Page 3

SPCs
S101258DE55-1	Germany (SPC)	Pertuzumab (Perjeta)	#############	30-Apr-14	1 491 556			Pending
S101258ES55-1	Spain (SPC)	Pertuzumab (Perjeta)	C201430029	30-Apr-14	1 491 556			Pending
S101258FR55-1	France (SPC)	Pertuzumab (Perjeta)	14 C 0035	30-Apr-14	1 491 556			Pending
S101258GB55-1	United Kingdom (SPC)	Pertuzumab (Perjeta)	SPC/GB14/035	30-Apr-14	1 491 556			Pending
S101258IT55-1	Italy (SPC)	Pertuzumab (Perjeta)	UB2014CCP1.376	30-Apr-14	1 491 556	1376	5-Aug-14	Granted	28-Dec-14
S101258GB55-2	United Kingdom (SPC)	Generic SPC based on Tocilizumab (RoActemra)	SPC/GB14/036	30-Apr-14	1 491 556			Pending

Other SPCs
S101258DE06	Germany (SPC)	Natalizumab or pharmaceutically acceptable salts thereof	12 2006 000 036.4	7-Aug-06	68925536.5			Pending
S101258DE07	Germany (SPC)	Ranibizumab or Pharmaceutically Acceptable Salts Thereof	12 2007 000 037.5	11-Apr-07	68925536.5			Pending
S101258GB02	United Kingdom (SPC)	Palivizumab or its pharmaceutically acceptable salts	SPC/GB00/007	11-Feb-00	GB0451216	SPC/GB00/007	8-Mar-02	Granted	12-Aug-14
S101258GB03	United Kingdom (SPC)	Trastuzumab or pharmaceutically acceptable salts thereof	SPC/GB00/032	29-Nov-00	GB0451216	SPC/GB00/032	30-Sep-05	Granted	28-Jul-14
S101258GB04	United Kingdom (SPC)	Bevacizumab or pharmaceutically acceptable salts thereof	SPC/GB05/009	17-Feb-05	GB0451216	SPC/GB05/009	9-Aug-05	Granted	27-Dec-14
S101258GB05	United Kingdom (SPC)	Omalizumab or pharmaceutically acceptable salts thereof	SPC/GB05/052	8-Dec-05	GB0451216	SPC/GB05/052	14-Aug-08	Granted	27-Dec-14
S101258GB06	United Kingdom (SPC)	Natalizumab or pharmaceutically acceptable salts thereof	SPC/GB06/027	7-Aug-06	GB0451216	SPC/GB06/027	12-Feb-10	Granted	27-Dec-14
S101258GB07	United Kingdom (SPC)	Ranibizumab or Pharmaceutically Acceptable Salts Thereof	SPC/GB07/033	17-Apr-07	GB0451216	SPC/GB07/033	4-Oct-09	Granted	27-Dec-14
S101258PT07	Portugal (SPC)	Ranibizumab or Pharmaceutically Acceptable Salts Thereof	10724	16-Apr-07	PT92758	269	11-Mar-13	Granted	20-Oct-15

Schedule 1.01(b) – Page 4

KT ID	Country	Drug	SPC Status	Underlying Patent No.	Underlying Patent Exp Date	SPC App. No.	SPC App Filing Date	SPC No.	SPC Grant Date	SPC Exp Date	STATUS
Client/FamilyIP#
73447/010400AT	Austria	ZENAPAX® (Daclizumab)	Granted	E133452	12/28/2009	SZ32/99	8/24/1999	SZ32/99	8/31/2001	3/3/2013	Expired
73447/010400AU	Australia	ZENAPAX® (Daclizumab)	Granted	647383	12/28/2009	51532/90	12/3/1999	647383	5/24/2000	9/16/2014	Expired
73447/010400BE	Belgium	ZENAPAX® (Daclizumab)	Granted	EP0451216	12/28/2009	099C0028	7/19/1999	099C0028	10/5/1999	3/3/2013	Expired
73447/010400DE	Germany	ZENAPAX® (Daclizumab)	Granted	68925536.5	12/29/2009	2E+07	6/30/1999	19975047	1/8/2008	3/3/2013	Expired
73447/010400DK	Denmark	ZENAPAX® (Daclizumab)	Granted	PR174317	12/28/2009	CA 2003 00004	2/21/2003	CR 2003 00004	12/11/2006	3/3/2013	Expired
73447/010400ES	Spain	ZENAPAX® (Daclizumab)	Granted	2081974T3	12/28/2009	C9900028	8/19/1999	C9900028	7/30/2003	3/3/2013	Expired
73447/010400FI	Finland	ZENAPAX® (Daclizumab)	Granted	FI108797	12/28/2009	L 2002 0009	9/25/2002	209	3/5/2008	3/3/2013	Expired
73447/010400FR	France	ZENAPAX® (Daclizumab)	Granted	EP0451216	12/28/2009	99C0023	7/2/1999	99C0023	5/15/2000	3/3/2013	Expired
73447/010400GB	Great Britain	ZENAPAX® (Daclizumab)	Granted	GB0451216	12/28/2009	SPC/GB99/029	7/26/1999	SPC/GB99/029	6/20/2005	3/2/2013	Expired
73447/010400IE	Ireland	ZENAPAX® (Daclizumab)	Granted	82755	12/28/2009	2003/007	4/25/2003	2003/007	2/13/2006	3/2/2013	Expired
73447/010400IT	Italy	ZENAPAX® (Daclizumab)	Granted	EP0451216	12/28/2009	TOF0702	8/5/1999	C-UB99CCP667	10/19/1999	3/6/2013	Expired
73447/010400LU	Luxembourg	ZENAPAX® (Daclizumab)	Granted	EP0451216	12/28/2009	90411	7/2/1999	CCP90411	9/2/1999	3/3/2013	Expired
73447/010400NL	Netherlands	ZENAPAX® (Daclizumab)	Granted	EP0451216	12/28/2009	990020	7/14/1999	990020	9/2/1999	3/2/2013	Expired
73447/010400NO	Norway	ZENAPAX® (Daclizumab)	Granted	310473	12/28/2009	SPC/NO2001026	12/27/2001	SPC/NO 2001 026	11/8/2006	3/3/2013	Expired
73447/010400PT	Portugal	ZENAPAX® (Daclizumab)	Granted	PT 92758	10/20/2010	47	7/21/1999	47	8/7/2000	12/25/2013	Expired
73447/010400SE	Sweden	ZENAPAX® (Daclizumab)	Granted	SE0451216	12/28/2009	9990022-7	7/1/1999	9990022-7	12/20/1999	3/3/2013	Expired
73447/010500ES	Spain	SYNAGIS® (Palivizumab)	Granted	2081974T3	12/28/2009	C200000004	2/11/2000	C200000004	3/27/2008	8/13/2014	Expired
73447/010500GB	Great Britain	SYNAGIS® (Palivizumab)	Granted	GB0451216	12/28/2009	SPC/GB00/007	2/11/2000	SPC/GB00/007	3/12/2002	8/12/2014	Expired
73447/010600AT	Austria	HERCEPTIN® (Trastuzumab)	Granted	E133452	12/28/2009	SZ36/2000	11/23/2000	SZ 36/2000	9/1/2008	7/29/2014	Expired

Schedule 1.01(b) – Page 5

73447/010600BE	Belgium	HERCEPTIN® (Trastuzumab)	Granted	EP0451216	12/28/2009	2000C/026	10/31/2000	2000C/026	2/6/2001	7/29/2014	Expired
73447/010600DE	Germany	HERCEPTIN® (Trastuzumab)	Granted	68925536.5	12/29/2009	1E+07	12/20/2000	10075038.9-43	2/10/2004	7/29/2014	Expired
73447/010600DK	Denmark	HERCEPTIN® (Trastuzumab)	Granted	PR174317	12/28/2009	CA 2003 00007	2/24/2003	CR 2003 00007	12/10/2007	7/29/2014	Expired
73447/010600ES	Spain	HERCEPTIN® (Trastuzumab)	Granted	2081974T3	12/28/2009	C200000026	10/26/2000	C200000026	8/14/2003	7/29/2014	Expired
73447/010600FI	Finland	HERCEPTIN® (Trastuzumab)	Granted	FI108797	12/28/2009	L2002 0008	9/25/2002	205	10/16/2007	7/28/2014	Expired
73447/010600FR	France	HERCEPTIN® (Trastuzumab)	Granted	EP0451216	12/28/2009	00C0035	11/8/2000	00C0035	4/12/2002	7/29/2014	Expired
73447/010600GB	Great Britain	HERCEPTIN® (Trastuzumab)	Granted	GB0451216	12/28/2009	SPC/GB00/032	11/29/2000	SPC/GB00/032	9/30/2005	7/28/2014	Expired
73447/010600GR	Greece	HERCEPTIN® (Trastuzumab)	Granted	1001050	1/9/2010	2E+10	11/23/2000	8000079	5/28/2003	1/10/2015	Expired
73447/010600IE	Ireland	HERCEPTIN® (Trastuzumab)	Granted	82755	12/28/2009	2003/006	4/25/2003	2003/006	2/13/2006	7/28/2014	Expired
73447/010600IT	Italy	HERCEPTIN® (Trastuzumab)	Granted	EP0451216	12/28/2009	UB2000CCP708	10/27/2000	UB2000CCP708	12/28/2001	7/29/2014	Expired
73447/010600LU	Luxembourg	HERCEPTIN® (Trastuzumab)	Granted	EP0451216	12/28/2009	90676	11/9/2000	CCP90676	2/5/2001	7/29/2014	Expired
73447/010600NL	Netherlands	HERCEPTIN® (Trastuzumab)	Granted	EP0451216	12/28/2009	300023	11/3/2000	300023	7/16/2001	7/28/2014	Expired
73447/010600NO	Norway	HERCEPTIN® (Trastuzumab)	Granted	310473	12/28/2009	SPC/NO2001024	12/17/2001	SPC/NO 2001 024	12/16/2003	7/29/2014	Expired
73447/010600PT	Portugal	HERCEPTIN® (Trastuzumab)	Granted	PT 92758	10/20/2010	79	12/7/2000	79	2/25/2002	7/29/2014	Expired
73447/010600SE	Sweden	HERCEPTIN® (Trastuzumab)	Granted	SE0451216	12/28/2009	0090024-1	10/26/2000	0090024-1	9/10/2002	7/29/2014	Expired
73447/010800AT	Austria	XOLAIR® (Omalizumab)	Granted	E133452	12/28/2009	SZ42/2005	12/9/2005	SZ 42/2005	9/1/2008	12/28/2014	Expired
73447/010800BE	Belgium	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	2005C/038	12/2/2005	2005C/038	10/2/2007	12/28/2014	Expired
73447/010800CH	Switzerland	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	C00451216/04	11/22/2006	C00451216/04	3/31/2008	12/27/2014	Expired
73447/010800DE	Germany	XOLAIR® (Omalizumab)	Granted	68925536.5	12/29/2009	1.2E+11	12/9/2005	12 2005 000 057.4-43	7/18/2008	12/28/2014	Expired
73447/010800DK	Denmark	XOLAIR® (Omalizumab)	Granted	PR174317	12/28/2009	CA 2005 00051	12/8/2005	CR 2005 00051	12/11/2006	12/28/2014	Expired
73447/010800ES	Spain	XOLAIR® (Omalizumab)	Granted	2081974T3	12/28/2009	C200500046	12/7/2005	C200500046	9/3/2008	12/28/2014	Expired

Schedule 1.01(b) – Page 6

73447/010800FI	Finland	XOLAIR® (Omalizumab)	Granted	FI108797	12/28/2009	L20050028	12/16/2005	216	5/15/2008	12/28/2014	Expired
73447/010800FR	France	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	05C0046	12/8/2005	05C0046	1/23/2008	12/27/2014	Expired
73447/010800GB	Great Britain	XOLAIR® (Omalizumab)	Granted	GB0451216	12/28/2009	SPC/GB05/052	12/8/2005	SPC/GB05/052	8/14/2008	12/27/2014	Expired
73447/010800HU	Hungary	XOLAIR® (Omalizumab)	Granted	211174	12/28/2009	S0500022	12/9/2005	S000064	7/23/2008	12/28/2014	Expired
73447/010800IE	Ireland	XOLAIR® (Omalizumab)	Granted	82755	12/28/2009	2005/031	12/8/2005	2005/031	10/23/2006	12/27/2014	Expired
73447/010800IT	Italy	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	UB2006CCP903	12/29/2005	CUB2006CCP903	5/31/2006	12/28/2014	Expired
73447/010800LU	Luxembourg	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	91208	12/2/2005	91208	2/28/2006	12/28/2014	Expired
73447/010800NL	Netherlands	XOLAIR® (Omalizumab)	Granted	EP0451216	12/28/2009	300213	12/12/2005	300213	4/20/2006	12/27/2014	Expired
73447/010800NO	Norway	XOLAIR® (Omalizumab)	Granted	310473	12/28/2009	SPC/NO2005026	12/7/2005	SPC/NO 2005 026	12/23/2008	12/28/2014	Expired
73447/010800PT	Portugal	XOLAIR® (Omalizumab)	Granted	PT 92758	10/20/2010	212	12/14/2005	212	3/21/2006	10/21/2015	In force
73447/010800SE	Sweden	XOLAIR® (Omalizumab)	Granted	SE0451216	12/28/2009	0590038-6	12/13/2005	0590038-6	7/11/2006	12/28/2014	Expired
73447/010800SI	Slovenia	XOLAIR® (Omalizumab)	Granted	SI 8912489	12/28/2009	C-200640004	6/1/2005	2.01E+08	4/3/2006	12/28/2014	Expired
73447/011000AT	Austria	AVASTIN® (Bevacizumab)	Granted	E133452	12/28/2009	SZ 6/2005	2/14/2005	SZ 6/2005	9/1/2008	12/28/2014	Expired
73447/011000BE	Belgium	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	2005C/004	2/11/2005	2005C/004	6/6/2006	12/28/2014	Expired
73447/011000CH	Switzerland	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	C00451216/03	3/14/2005	C00451216/03	1/31/2007	12/27/2014	Expired
73447/011000DE	Germany	AVASTIN® (Bevacizumab)	Granted	68925536.5	12/29/2009	12 2005 000 007.8	2/8/2005	12 2005 000 007 8-43	1/6/2009	12/28/2014	Expired
73447/011000DK	Denmark	AVASTIN® (Bevacizumab)	Granted	PR174317	12/28/2009	CA 2005 00006	2/17/2005	CR 2005 00006	12/18/2006	12/28/2014	Expired
73447/011000ES	Spain	AVASTIN® (Bevacizumab)	Granted	2081974T3	12/28/2009	C200500004	2/8/2005	C200500004	9/3/2008	12/28/2014	Expired
73447/011000FI	Finland	AVASTIN® (Bevacizumab)	Granted	FI108797	12/28/2009	L20050004	2/25/2005	215	5/15/2008	12/28/2014	Expired
73447/011000FR	France	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	05C0004	2/7/2005	05C0004	7/17/2007	12/27/2014	Expired
73447/011000GB	Great Britain	AVASTIN® (Bevacizumab)	Granted	GB0451216	12/28/2009	SPC/GB05/009	2/17/2005	SPC/GB05/009	8/9/2005	12/27/2014	Expired

Schedule 1.01(b) – Page 7

73447/011000HU	Hungary	AVASTIN® (Bevacizumab)	Granted	211174	12/28/2009	S0500005	2/11/2005	S000046	1/28/2008	12/28/2014	Expired
73447/011000IE	Ireland	AVASTIN® (Bevacizumab)	Granted	82755	12/28/2009	2005/007	3/2/2005	2005/007	3/16/2006	12/27/2014	Expired
73447/011000IT	Italy	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	CU-B2005CCP865	2/21/2005	C-UB2005CCP865	8/29/2005	12/28/2014	Expired
73447/011000LU	Luxembourg	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	91 139	2/4/2005	CCP91139	8/31/2005	12/28/2014	Expired
73447/011000NL	Netherlands	AVASTIN® (Bevacizumab)	Granted	EP0451216	12/28/2009	300173	2/10/2005	300173	2/20/2006	12/27/2014	Expired
73447/011000NO	Norway	AVASTIN® (Bevacizumab)	Granted	310473	12/28/2009	SPC/NO2005005	2/18/2005	SPC/NO 2005 005	12/1/2008	12/28/2014	Expired
73447/011000PT	Portugal	AVASTIN® (Bevacizumab)	Granted	PT 92758	10/20/2010	188	2/18/2005	188	3/11/2005	10/21/2015	In force
73447/011000SE	Sweden	AVASTIN® (Bevacizumab)	Granted	SE0451216	12/28/2009	0590004-8	2/4/2005	0590004-8	1/10/2006	12/28/2014	Expired
73447/011000SI	Slovenia	AVASTIN® (Bevacizumab)	Granted	SI 8912489	12/28/2009	C-200540007	6/1/2005	2.01E+08	2/6/2006	12/28/2014	Expired
73447/014800AT	Austria	TYSABRI® (natalizumab)	Granted	E133452	12/28/2009	SZ26/2006	8/7/2006	SZ 26/2006	11/30/2009	12/28/2014	Expired
73447/014800BE	Belgium	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	2006C/024	8/7/2006	2006C/024	6/5/2007	12/28/2014	Expired
73447/014800DE	Germany	TYSABRI® (natalizumab)	Pending	68925536.5	12/29/2009	1.2E+11	8/7/2006	NYA	NYA	NYA	Expired
73447/014800DK	Denmark	TYSABRI® (natalizumab)	Granted	PR174317	12/28/2009	CA 200600022	8/7/2006	CR 2006 00022	12/10/2007	12/28/2014	Expired
73447/014800ES	Spain	TYSABRI® (natalizumab)	Granted	2081974T3	12/28/2009	C200600026	8/7/2006	C200600026	6/3/2008	12/28/2014	Expired
73447/014800FI	Finland	TYSABRI® (natalizumab)	Granted	FI108797	12/28/2009	L20060010	8/7/2006	227	10/31/2008	12/28/2014	Expired
73447/014800FR	France	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	06C0028	8/16/2006	Sep-47	11/20/2009	12/27/2014	Expired
73447/014800GB	Great Britain	TYSABRI® (natalizumab)	Granted	GB0451216	12/28/2009	SPC/GB/06/027	8/7/2006	SPC/GB06/027	2/12/2010	12/27/2014	Expired
73447/014800HU	Hungary	TYSABRI® (natalizumab)	Granted	211174	12/28/2009	S0600007	8/7/2006	S000085	12/8/2009	12/28/2014	Expired
73447/014800IE	Ireland	TYSABRI® (natalizumab)	Granted	82755	12/28/2009	2006/027	8/8/2006	2006/027	3/20/2008	12/27/2014	Expired
73447/014800IT	Italy	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	C-UB2006CCP929	8/7/2006	C-UB2006CCP929	12/20/2006	12/28/2014	Expired

Schedule 1.01(b) – Page 8

73447/014800LU	Luxembourg	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	91272	8/7/2006	91272	10/9/2006	12/28/2014	Expired
73447/014800NL	Netherlands	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	300239	8/7/2006	300239	1/9/2007	12/27/2014	Expired
73447/014800NO	Norway	TYSABRI® (natalizumab)	Granted	310473	12/28/2009	SPC/NO2006009	8/7/2006	SPC/NO 2006 009	10/22/2009	12/28/2014	Expired
73447/014800PT	Portugal	TYSABRI® (natalizumab)	Granted	PT 92758	10/20/2010	235	8/7/2006	235	12/18/2006	10/21/2015	In force
73447/014800SE	Sweden	TYSABRI® (natalizumab)	Granted	SE0451216	12/28/2009	0690023-7	8/7/2006	0690023-7	3/18/2008	12/28/2014	Expired
73447/014800SI	Slovenia	TYSABRI® (natalizumab)	Granted	SI 8912489	12/28/2009	C-200640013	8/7/2006	2.01E+08	11/3/2006	12/28/2014	Expired
NONE	Switzerland	TYSABRI® (natalizumab)	Granted	EP0451216	12/28/2009	C00451216/05	11/2/2007	C00451216/05	1/30/2009	12/27/2014	Expired
015600AT	Austria	LUCENTIS® (Ranibizumab)	Granted	E133452	12/28/2009	SZ36/2007	6/21/2007	SZ 36/2007	11/30/2009	12/28/2014	Expired
73447/015600BE	Belgium	LUCENTIS® (Ranibizumab)	Granted	EP0451216	12/28/2009	2007C/030	4/16/2007	2007C/030	2/3/2009	12/28/2014	Expired
73447/015600BG	Bulgaria	LUCENTIS® (Ranibizumab)	Granted	BG61095	12/28/2009	07/041	6/14/2007	SPC/BG 2007/0041	3/30/2009	12/28/2014	Expired
73447/015600DE	Germany	LUCENTIS® (Ranibizumab)	Pending	68925536.5	12/29/2009	1.2E+11	4/11/2007	NYA	NYA	NYA	Expired
73447/015600DK	Denmark	LUCENTIS® (Ranibizumab)	Granted	PR174317	12/28/2009	CA 2007 00029	4/19/2007	CR 2007 00029	12/10/2007	12/28/2014	Expired
73447/015600ES	Spain	LUCENTIS® (Ranibizumab)	Granted	2081974T3	12/28/2009	C200700020	4/13/2007	C200700020	6/3/2008	12/28/2014	Expired
73447/015600FI	Finland	LUCENTIS® (Ranibizumab)	Granted	FI108797	12/28/2009	L20070013	4/13/2007	228	10/31/2008	12/28/2014	Expired
73447/015600FR	France	LUCENTIS® (Ranibizumab)	Granted	EP0451216	12/28/2009	07C0029	4/13/2007	07C0029	4/1/2008	12/27/2014	Expired
73447/015600GB	Great Britain	LUCENTIS® (Ranibizumab)	Granted	GB0451216	12/28/2009	SPC/GB07/033	4/17/2007	SPC/GB07/033	10/4/2009	12/27/2014	Expired
73447/015600HU	Hungary	LUCENTIS® (Ranibizumab)	Granted	211174	12/28/2009	S070003	4/18/2007	S000072	6/25/2009	12/28/2014	Expired
73447/015600IE	Ireland	LUCENTIS® (Ranibizumab)	Granted	82755	12/28/2009	2007/019	4/12/2007	2007/019	3/20/2008	12/27/2014	Expired
73447/015600IT	Italy	LUCENTIS® (Ranibizumab)	Granted	EP0451216	12/28/2009	UB2007CCP969	4/30/2007	C-UB2007CCP969	7/9/2007	12/28/2014	Expired
73447/015600LU	Luxembourg	LUCENTIS® (Ranibizumab)	Granted	EP0451216	12/28/2009	91333	4/11/2007	CCP91333	6/11/2007	12/28/2014	Expired
73447/015600NL	Netherlands	LUCENTIS® (Ranibizumab)	Granted	EP0451216	12/28/2009	300279	4/18/2007	300279	8/14/2007	12/27/2014	Expired
73447/015600NO	Norway	LUCENTIS® (Ranibizumab)	Granted	310473	12/28/2009	SPC/NO2007006	4/18/2007	SPC/NO 2007 006	10/23/2009	12/28/2014	Expired
73447/015600PT	Portugal	LUCENTIS® (Ranibizumab)	Pending	PT 92758	10/20/2010	269	4/16/2007	269	3/11/2013	10/20/2015	In force
73447/015600SE	Sweden	LUCENTIS® (Ranibizumab)	Granted	SE0451216	12/28/2009	0790030-1	5/11/2007	0790030-1	3/18/2008	12/28/2014	Expired
73447/015600SI	Slovenia	LUCENTIS® (Ranibizumab)	Granted	SI 8912489	12/28/2009	C-200740008	5/10/2007	2.01E+08	9/4/2007	12/28/2014	Expired

Schedule 1.01(b) – Page 9

Application Number	Filing Date	Patent Number	Issue Date	Country	Expiration Date	Status
08/474,040	6/7/1995	5,693,761	12/2/1997	United States	12/2/2014	Expired
315679	12/14/1989	AR 254487 V1	9/29/2000	Argentina	9/29/2015	In force
PI1101125-4	5/14/1997	PI1101125-4	1/14/2003	Brazil	2011	Lapsed
983-89	12/15/1989	40279	10/7/1999	Chile	10/7/2014	Expired
51532/90	12/28/1989	647,383	7/12/1994	Australia	9/16/2014	Expired

 Schedule 1.01(b) – Page 10

SCHEDULE 2.01

Term Commitments

Lender	Term Commitment	Applicable Percentage
Royal Bank of Canada	$75,000,000	75%
Wells Fargo Bank, N.A.	$25,000,000	25%

Schedule 2.01 – Page 1

SCHEDULE 3.03

Government Approvals

None.

Schedule 3.03 – Page 1

SCHEDULE 3.06

Litigation and Environmental Matters

None.

Schedul 3.12 – Page 1

SCHEDULE 3.12

Subsidiaries

Subsidiary	Owner(s) and Percentage(s)
QHP Royalty Sub LLC	PDL BioPharma, Inc., 100%
BTI Acquisition I Corp.	PDL BioPharma, Inc., 100%
BioTransplant Incorporated	BTI Acquisition I Corp., 100%

 Schedul 3.12– Page 1

SCHEDULE 3.13

Intellectual Property Claims

None.

Schedul 3.13 – Page 1

SCHEDULE 5.13

Certain Post-Closing Obligations

On or before the date that is 30 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received the account control agreements required to perfect the Administrative Agent’s security interest in all accounts described in Section 2.01 of the Collateral Agreement (other than Excluded Accounts) existing on the Effective Date.

Schedul 5.13 – Page 1

SCHEDULE 6.01

Existing Indebtedness

3.75% Senior Convertible Notes due May 2015. $155,100,000 outstanding as of December 31, 2014

4.00% Senior Convertible Notes due February 1, 2018. $300,000,000 outstanding as of December 31, 2014

Co-Tenancy Agreement with Facet Biotech Corporation dated December 18, 2008

Corporate Guaranty dated December 13, 2013, by PDL BioPharma, Inc. in favor of Cogmedix, Inc.

 Schedul 6.01 – Page 1

SCHEDULE 6.02

Existing Liens

None.

 Schedul 6.02– Page 1

SCHEDULE 6.04(d)

Existing Investments

643,382 common shares of AxoGen Inc.

Investments in Subsidiaries listed on Schedule 3.12

Co-Tenancy Agreement with Facet Biotech Corporation dated December 18, 2008

Corporate Guaranty dated December 13, 2013, by PDL BioPharma, Inc. in favor of Cogmedix, Inc.

Schedul 6.04(d) – Page 1

SCHEDULE 6.07

Existing Affiliate Transactions

Co-Tenancy Agreement with Facet Biotech Corporation dated December 18, 2008

Schedul 6.07 – Page 1

SCHEDULE 6.08

Existing Restrictions

None.

 Schedul 6.08 – Page 1

SCHEDULE 9.01

Notices

If to Borrower:

PDL Biopharma, Inc.
932 Southwood Boulevard
Incline Village, NV 89451
Attention: General Counsel
Telephone: (775) 832-8500
Facsimile: (775) 832-8501
Email:general.counsel@pdl.com

Website: www.pdl.com

If to Administrative Agent:

Royal Bank of Canada
20 King Street West, 4th Floor
Toronto, ON, M5H 1C4
Attention: Manager, Agency Services
Telephone: (416) 842-3903
Facsimile: (416) 842-4023

Schedule 9.01 – Page 1

EXHIBIT A

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:	[Assignor Name]

2.Assignee:	[Assignee Name] [and is an Affiliate/Approved Fund of [Lender Name]] Assignees are Affiliates of Lenders: _______ (Y/N)

3.Borrower:	PDL BIOPHARMA, Inc.

4.Administrative Agent:	ROYAL BANK OF CANADA

5.Credit Agreement:

The Credit Agreement dated as of March 30, 2015, as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, among PDL BioPharma, Inc., a Delaware corporation, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

6.Assigned Interest:	Facility Assigned	Aggregate amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned
		$	$
		$	$
		$	$

7.Effective Date:[1]

[Signature Page Follows]

______________________________

[1]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]

By:
Name: Title:

ASSIGNEE: [NAME OF ASSIGNEE]

By:
Name: Title:

[Consented to and][2] Accepted: ROYAL BANK OF CANADA, as Administrative Agent

By:
Name: Title:

[Consented to:[3]

By:
Name: Title:]

___________________________

2 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

3 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) it is not a Defaulting Lender, (iv) the financial condition of the Borrower, any of its Affiliates or any of the Subsidiaries or any other Person obligated in respect of any Loan Document or (v) the performance or observance by the Borrower, any of its Affiliates or any of the Subsidiaries or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is a Lender that is not a United States person, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vii) if it is an Affiliate of a Lender, it has indicated its status as such in the space provided on the first page of this Assignment and Assumption, and it does not possess material non-public information with respect to Borrower and its Subsidiaries or the securities of any of them that have not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information); and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B

Form of Guarantee Agreement

MASTER GUARANTEE AGREEMENT

dated as of

[ ], 20[ ],

among

THE GUARANTORS
FROM TIME TO TIME PARTY HERETO

and

ROYAL BANK OF CANADA,
as Administrative Agent

		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	1
Article II

The Guarantees
Section 2.01.	Guarantee	3
Section 2.02.	Guarantee of Payment; Continuing Guarantee	3
Section 2.03.	No Limitations	4
Section 2.04.	Reinstatement	6
Section 2.05.	Agreement to Pay; Subrogation	6
Section 2.06.	Information	6
Section 2.07.	Payments Free of Taxes	6

Article III

Indemnity, Subrogation and Subordination

Section 3.01.	Indemnity and Subrogation	6
Section 3.02.	Contribution and Subrogation	7
Section 3.03.	Subordination	7
Section 3.04.	General Limitation on Guarantee Obligations	7
Article IV

Representations and Warranties; Covenants

Article V

Miscellaneous
Section 5.01.	Notices	8
Section 5.02.	Waivers; Amendment	8
Section 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	9
Section 5.04.	Successors and Assigns	10
Section 5.05.	Survival of Agreement	10
Section 5.06.	Counterparts; Effectiveness; Several Agreement	10
Section 5.07.	Severability	11
Section 5.08.	Right of Set-Off	11

- i -

 - ii -

MASTER GUARANTEE AGREEMENT dated as of [ ], 20[ ] (this “Agreement”), among the GUARANTORS from time to time party hereto and ROYAL BANK OF CANADA, as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

Reference is made to the Credit Agreement dated as of March 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PDL Biopharma, Inc. (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to continue to extend such credit. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.     Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(a)     The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 1.02.     Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the preamble.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Collateral Agreement” means that certain Collateral Agreement, dated as of March 30, 2015, among the Borrower, the other grantors from time to time party thereto and Royal Bank of Canada, as Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Guaranteed Cash Management Obligations” means all obligations of the Borrower and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, credit card, purchasing card and cash management services or any automated clearing house transfers of funds provided to the Borrower and its Subsidiaries (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are designated in writing as Guaranteed Cash Management Obligations by the Borrower and (a) are owed to the Administrative Agent or any of its Affiliates, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred; provided that the aggregate amount of all Guaranteed Cash Management Obligations shall not exceed $10,000,000 at any time.

“Guaranteed Obligations” means (a) the Loan Document Obligations, (b) the Guaranteed Cash Management Obligations and (c) the Guaranteed Swap Obligations.

“Guaranteed Parties” means (a) each Lender, (b) the Administrative Agent, (c) the Lead Arranger, (d) each Person to whom any Guaranteed Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Guaranteed Swap Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors, assigns and delegates of each of the foregoing.

“Guaranteed Swap Obligations” means all Swap Obligations of the Borrower and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date, or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into; provided, however, that Guaranteed Swap Obligations shall not include any Excluded Swap Obligations.

“Guarantor” means each direct and indirect wholly-owned domestic Subsidiary party to this Agreement as a Guarantor on the date hereof or that becomes a party to this Agreement as a Guarantor after the date hereof pursuant to Section 5.13; provided that if any such Subsidiary is released from its obligations as a Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Guarantor hereunder effective upon such release; provided, further, that notwithstanding anything to the contrary herein, no Excluded Subsidiary shall be or become a Guarantor.

“Loan Document Obligations” has the meaning assigned to such term in the Collateral Agreement.

“Payment in Full of the Guaranteed Obligations” shall have occurred when (i) all Guaranteed Obligations, but excluding (x) contingent obligations for indemnification, expense reimbursement, Tax gross-up or yield protection as to which no claim has been made and (y) Secured Cash Management Obligations (as defined in the Collateral Agreement) and Secured Swap Obligations (as defined in the Collateral Agreement) as to which arrangements reasonably satisfactory to the applicable Secured Party (as defined in the Collateral Agreement) have been made), have been paid in full in cash and (ii) all Commitments have terminated.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Supplement” means an instrument substantially in the form of Exhibit A hereto, or any other form approved by the Administrative Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Article II

The Guarantees

Section 2.01.     Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. To the maximum extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.     Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

Section 2.03.     No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (and each Guarantor hereby waives any defense based on or arising out of):

(i)     the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)     any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)     the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;

(iv)     any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations;

(v)     any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the Payment in Full of the Guaranteed Obligations);

(vi)     any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

(vii)     any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;

(viii)     the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix)     this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the date hereof;

(x)     the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;

(xi)     any action permitted or authorized hereunder; or

(xii)     any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the Payment in Full of the Guaranteed Obligations).

Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)     To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the Payment in Full of the Guaranteed Obligations. The Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Payment in Full of the Guaranteed Obligations shall have occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

Section 2.04.     Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

Section 2.05.     Agreement to Pay; Subrogation. In furtherance of the foregoing provisions of this Article II and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

Section 2.06.     Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.     Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.13 of the Credit Agreement. The provisions of Section 2.13 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

Article III

Indemnity, Subrogation and Subordination

Section 3.01.     Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligations owed to any Guaranteed Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 3.02.     Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Sections 3.03 and 3.04) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Notwithstanding the foregoing, no Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder shall be required to make any contribution hereunder to any other Guarantor with respect to any Excluded Swap Obligations.

Section 3.03.     Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Payment in Full of the Guaranteed Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(a)     Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, any other Guarantor or any other Subsidiary shall be fully subordinated to the Payment in Full of the Guaranteed Obligations.

Section 3.04.     General Limitation on Guarantee Obligations.     Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, on behalf of itself and the other Guaranteed Parties, and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance. Each Guarantor further agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents.

Article IV

Representations and Warranties; Covenants

Each Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects. Each Guarantor covenants and agrees that until the Payment in Full of the Guaranteed Obligations shall have occurred, such Guarantor will perform and observe, and will cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Article V

Miscellaneous

Section 5.01.     Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

Section 5.02.     Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement or in Section 9.02 of the Credit Agreement.

Section 5.03.     Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor.”

(b)     Each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by the Borrower, any Guarantor or any other Subsidiary (provided that the Administrative Agent and the Lead Arranger shall be indemnified in their capacities as such notwithstanding this clause (z)). For the avoidance of doubt, this paragraph (b) shall not apply with respect to Taxes, which are the subject of, and which shall be governed by, Sections 2.11 and 2.13 of the Credit Agreement.

(c)     To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. In addition, no Guarantor shall be liable to an Indemnitee for any indirect, special, consequential or punitive damages, except any such damages incurred or paid by an Indemnitee to a third party.

(d)     The provisions of this Section 5.03 shall survive and remain in full force and effect regardless of the termination of this Agreement or any other Loan Document or any provision hereof or thereof, the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section 5.03 shall be payable not later than 10 Business Days after written demand therefor. Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

Section 5.04.     Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 5.05.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and, subject to Section 5.12(b), shall continue in full force and effect until the Payment in Full of the Guaranteed Obligations.

Section 5.06.     Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 5.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.08.     Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent and the applicable Lender shall notify the Borrower (on behalf of the applicable Guarantor) and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 5.09.     Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section 5.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)     Each Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

Section 5.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

Section 5.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 5.12.     Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate upon the Payment in Full of the Guaranteed Obligations.

(b)     The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c)     In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.12, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.12. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 5.12 shall be without recourse to or warranty by the Administrative Agent.

Section 5.13.     Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 5.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.13, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until Payment in Full of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 5.13 constitute, and this Section 5.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.14.     Additional Guarantors. Pursuant to Section 5.11 of the Credit Agreement, additional Subsidiaries may be required to become Guarantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Master Guarantee Agreement as of the day and year first above written.

PDL BIOPHARMA, INC.

By:
Name: Title:

[GUARANTOR]

By:
Name: Title:

[GUARANTOR]

By:
Name: Title:

[Signature Page to Master Guarantee Agreement]

ROYAL BANK OF CANADA, as Administrative Agent,

By:
Name: Title:

[Signature Page to Master Guarantee Agreement]

 Exhibit A to the

the Master Guarantee Agreement

FORM OF SUPPLEMENT

SUPPLEMENT NO. __ dated as of [ ], 20[ ] to the Master Guarantee Agreement dated as of [ ], 20[ ], among the GUARANTORS from time to time party thereto and ROYAL BANK OF CANADA, as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

A.      Reference is made to the Credit Agreement dated as of March 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PDL Biopharma, Inc. (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent.

B.      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C.      The Guarantors have entered into the Guarantee Agreement dated as of [ ], 20[ ] in order to induce the Lenders to extend credit to the Borrower. Section 5.14 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.      In accordance with Section 5.14 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. In furtherance of the foregoing, and subject to Section 3.04 of the Guarantee Agreement, the New Subsidiary irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of the Guaranteed Obligations. The New Subsidiary further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. To the maximum extent permitted by applicable law, the New Subsidiary waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.      The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Subsidiary’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Subsidiary are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects.

The New Subsidiary covenants and agrees that until the Payment in Full of the Guaranteed Obligations shall have occurred, subject to Section 5.12(b) of the Guarantee Agreement, the New Subsidiary will perform and observe, and will cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause the New Subsidiary or such Subsidiaries to perform or observe.

SECTION 3.      This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4.      Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.

(a)     This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

EXH. A - 2

(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01 of the Guarantee Agreement. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)     The New Subsidiary hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

(f)     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.      Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

 EXH. A - 3

SECTION 7.      All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8.      The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

SECTION 9.      The New Subsidiary is a [company] duly [incorporated] under the law of [name of relevant jurisdiction].

EXH. A - 4

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name: Title:

ROYAL BANK OF CANADA, as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By:
Name: Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT

EXHIBIT C

[FORM OF] PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of March 30, 2015, (the “Credit Agreement”), among PDL BioPharma, Inc. (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows, as of the Effective Date:

SECTION 1.     Names. (a) Set forth on Schedule 1(a) is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change and each other name used by each Loan Party on any filings with the Internal Revenue Service at any time in the past five years.

(b)     Except as set forth on Schedule 1(b) and pursuant to the Transactions, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1 and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

(c)     Set forth on Schedule 1(c) is (i) the exact legal name of each direct and indirect Subsidiary of Borrower, as such name appears in its certificate of organization or like document and (ii) each contractual agreement existing on the date hereof that would restrict a Guarantee of the Secured Obligations by any such Subsidiary that would otherwise be required to become a Guarantor pursuant to the Credit Agreement.

SECTION 2.     Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the tax identification number of such Loan Party and (iv) the address (including the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.

SECTION 3.     Unusual Transactions. Except for Inventory or Accounts acquired pursuant to mergers, consolidations or acquisitions listed on Schedule 1(b) hereto, all Accounts have been originated by the Loan Parties in the ordinary course of business.

SECTION 4.     Intellectual Property. (a) Set forth on Schedule 4 is a true and correct list, with respect to each Loan Party, of all United States patents and patent applications owned by such Loan Party that are part of the Queen Patents, including the name of the owner, title, registration or application number of any registrations or applications.

SECTION 5.     Deposit Accounts. Set forth on Schedule 5 is a true and correct list of all material Deposit Accounts of the Loan Parties, including account type, depositary bank and account number.

SECTION 6.     Securities Accounts. Set forth on Schedule 6 is a true and correct list of all material Securities Accounts of the Loan Parties, including account type, securities intermediary and account number.

[Signature appears on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the date above first written.

PDL BIOPHARMA, INC.

By:
Name: Title:

[Signature Page to Perfection Certificate]

Schedule 1(a)

Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)

Schedule 1(b)

Changes in Identity/Corporate Structure

[ ].

Schedule 1(c)

Subsidiaries of Borrower

Subsidiary’s Legal Name	Contractual Agreements that would restrict a Guarantee

Schedule 2

Jurisdictions and Locations

Name	Jurisdiction of Organization	Form of Organization	Organizational ID Number	Tax ID Number	Address of Chief Executive Office

Schedule 4

Intellectual Property

Patents and Patent Applications

None.

Schedule 5

Deposit Accounts

Loan Party	Depositary Bank	Account Type	Account Number

Schedule 6

Securities Accounts

Loan Party	Securities Intermediary	Account Type	Account Number

EXHIBIT D

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

March 30, 2015,

among

PDL BIOPHARMA, INC.,

THE OTHER GRANTORS PARTY HERETO FROM TIME TO TIME

and

ROYAL BANK OF CANADA,
as Administrative Agent

-i-

Schedules

Schedule I     Queen Patents

Exhibits

Exhibit I      Form of Supplement
Exhibit II     Form of Patent Security Agreement

-ii-

COLLATERAL AGREEMENT dated as of March 30, 2015 (this “Agreement”), among PDL BIOPHARMA, INC. (the “Borrower”), the other GRANTORS from time to time party hereto and ROYAL BANK OF CANADA, as Administrative Agent.

Reference is made to the Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver a supplement to this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.     Defined Terms. Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the UCC (as defined herein) and not defined in this Agreement (whether or not capitalized) shall have the meaning specified in the UCC. The terms “general intangible” and “instrument” shall have the meaning specified in Article 9 of the UCC.

(a)     The rules of construction specified in Sections 1.02 and 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

Section 1.02.     Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” means any “account,” as such term is defined in Section 9-102(a)(2) of the UCC (or any other then applicable provision of the UCC) and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by such Grantor or from any other transaction, whether or not the same involves the sale of goods or services by such Grantor (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of any Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of any Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to any Grantor under all purchase orders and contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of such Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Account Collateral” has the meaning assigned to such term in Section 2.01.

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral” has the meaning assigned to such term in Section 2.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Control Account” shall mean (i) a Deposit Account that is subject to a Deposit Account Control Agreement and (ii) a Securities Account that is subject to a Securities Account Control Agreement.

“Core Assets” shall mean (i) all of the Borrower’s right, title and interest in the Acquired Royalty Payments, the Settlement Agreement Payments and the Michigan Royalty Payments, (ii) all right, title and interest of the Borrower in and to the Acquisition Agreement and the other “Transaction Documents” (as defined in the Acquisition Agreement), (iii) all of the Borrower’s right, title and interest in the Queen Patents and (iv) all right, title and interest of the Borrower to receive payments in connection with the Queen Patents.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Deposit Account Control Agreement” means a deposit account control agreement, in form and substance reasonably acceptable to the Administrative Agent, executed by the applicable Grantor, the Administrative Agent and the relevant financial institution.

“Excluded Accounts” means (1) deposit accounts or securities accounts specially and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for any Grantor’s employees and (2) the securities account held in the name of Borrower with JMP Securities identified on Schedule 6 to the Perfection Certificate.

“Excluded Assets” has the meaning assigned to such term in Section 2.01(a).

“Excluded Swap Obligation” means, with respect to any Grantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Grantor of, or the grant by such Grantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Grantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Grantors” means (a) the Borrower and (b) each Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Effective Date. For the avoidance of doubt, no Foreign Subsidiary shall become a Grantor.

“Intellectual Property” means all intellectual and similar property of every kind and nature, including inventions, designs, trademarks, trade secrets, the Patents and the Patent Licenses, domain names, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit II hereto.

“Patents” means the Queen Patents registered with the U.S. Patent and Trademark Office identified on Schedule I hereto and shall include (a) all patents, patent applications, utility models and statutory invention registrations anywhere in the world in respect thereof, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, reexaminations, or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(g) of the Credit Agreement, as updated or otherwise supplemented from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Cash Management Obligations” means all obligations of the Borrower or any Subsidiary Loan Party in respect of any overdraft and related liabilities arising from treasury, depository, purchasing card and cash management services or any automated clearing house transfers of funds provided to the Borrower or any Subsidiary Loan Party (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are designated in writing as Secured Cash Management Obligations and (a) are owed to the Administrative Agent or any of its Affiliates, (b) are owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) are owed to a Person that is a Lender or an Affiliate of a Lender as of the date such Secured Cash Management Obligations were entered into or (d) are owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred; provided that the aggregate amount of all Secured Cash Management Obligations shall not exceed $10,000,000 at any time.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender, (b)  the Administrative Agent, (c) the Lead Arranger, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors, assigns and delegates of each of the foregoing.

“Secured Swap Obligations” means all obligations of the Borrower and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) is with a counterparty that was a Lender or an Affiliate of a Lender as of the date such Secured Swap Obligations were entered into or (d) is entered into with any counterparty that is a Lender or an Affiliate of a Lender, provided that such Swap Agreement designates the obligations owed thereunder as Secured Swap Obligations hereunder; provided, further, that Secured Swap Obligations shall not include any Excluded Swap Obligations.

“Securities Account Control Agreement” means a securities account control agreement, in form and substance reasonably acceptable to the Administrative Agent, executed by the applicable Grantor, the Administrative Agent and the relevant securities intermediary.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent.

“Swap Obligation” means, with respect to any Grantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Article II

Security Interests in Personal Property

Section 2.01.     Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)     the following (collectively, the “Account Collateral”):

(a)     all deposit accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing any such accounts;

(b)     all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(c)     all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(ii)     the Core Assets;

(iii)     all Accounts, including, without limitation, any such interests arising with respect to the Core Assets, and all rights now or hereafter existing in and to all supporting obligations (excluding any intercompany loans, indebtedness or receivables owed or treated as owed by, and secured by the assets of, one or more “controlled foreign corporations,” as defined under Section 957 of the Code);

(iv)     each of the agreements to which such Grantor is now or may hereafter become a party relating to or arising out of the Core Assets, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) claims of such Grantor for damages arising out of or for breach of or default thereunder and (iv) the right of such Grantor to terminate such agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(v)     all (A) security entitlements, (B) securities accounts, (C) commodity contracts and (D) commodity accounts in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing any investment property held in such accounts, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;

(vi)     all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor relating to any of the Collateral;

(vii)     all general intangibles relating to or arising out of the Core Assets; and

(viii)     all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (i) through (vi) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise, in each case, with respect to any of the foregoing Collateral, and (B) cash;

provided that in no event shall the Security Interest attach to the following assets or property, each being “Excluded Assets”: (A) the assets of a Foreign Subsidiary that is a controlled foreign corporation; (B) any asset owned by any Grantor that the Administrative Agent shall reasonably determine to exclude from being Collateral on account of the cost of creating a security interest in such asset hereunder being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (C) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit Agreement if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under, or to the extent otherwise prohibited or restricted thereby (including any requirement to obtain the consent of any governmental authority or third party), or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach, restriction or default is not rendered ineffective by, or is otherwise unenforceable pursuant to the UCC or any other applicable Requirement of Law; (D) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law or contractual restriction entered into in good faith (and not for the purpose of circumventing this grant of security) or to the extent otherwise restricted thereby (including any requirement to obtain the consent of any governmental authority other than any filings, recordings or registrations in order to perfect such security interest) (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition or restriction ceases to be in effect; (E) any Excluded Account; and (F) any Equity Interests in any Subsidiary (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (F) above, the term “Collateral” shall not include any such asset); provided, however, that “Collateral” shall include all Proceeds, substitutions or replacements of any and all of the foregoing to the extent such Proceeds are also described in Section 2.01(a)(viii) (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) through (F)).

(b)     Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets of the debtor, whether now owned or existing or hereafter acquired or arising”, “all personal property of the debtor, whether now owned or existing or hereafter acquired or arising” or words of similar effect and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office (or any successor office), such documents (substantially in the form of Exhibit II) as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Collateral consisting of Patents granted by the Borrower and naming the Borrower as debtor and the Administrative Agent as secured party.

(c)     The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 2.02.     Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)     Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)     The UCC financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office in order to perfect the Security Interest in Collateral consisting of United States Patents) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration in the United States is necessary, except as provided under applicable Requirements of Law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of registered or applied for Patents acquired or developed by the Borrower after the date hereof).

(c)     The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date and each date of delivery of a Perfection Certificate supplement pursuant to Section 5.03 of the Credit Agreement. The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in paragraph (b) of this Section 2.02, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States pursuant to the UCC. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(d)     The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable Requirements of Law covering any Collateral other than precautionary filings in favor of a lessor or licensee or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

(e)     Solely with respect to any Intellectual Property constituting Core Assets:

(i)     such Grantor is the exclusive owner of all right, title and interest in and to such Intellectual Property, and is entitled to use all such Intellectual Property subject only to the terms of the Patent Licenses;

(ii)     except to the extent permitted by the Credit Agreement, such Grantor has paid all required fees and Taxes to maintain and protect its interest in each and every item of Intellectual Property in full force and effect, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in such Patents with the U.S. Patent and Trademark Office and in corresponding national and international patent offices.

(f)     The Assigned Agreements are in full force and effect and binding upon and enforceable against all parties thereto in accordance with their terms. To the Grantor’s knowledge, there exists no default under the Assigned Agreements.

(g)     such Grantor does not maintain (i) any Deposit Accounts other than the accounts listed in Schedule 5 of the Perfection Certificate and (ii) any Securities Accounts other than those listed in Schedule 6 of the Perfection Certificate.

Section 2.03.     Covenants. Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons, except with respect to Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business and except in the case of any Lien permitted under Section 6.02 of the Credit Agreement, and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(a)     Subject to the limitations and exceptions set forth herein and in the other Loan Documents, each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby to the extent required as described in the definition of “Collateral and Guarantee Requirements” in Section 1.01 of the Credit Agreement, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(b)     At its option, at any time when a Default has occurred and is continuing, the Administrative Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, promptly (but in any event within 10 Business Days) after written demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(c)     Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(d)     Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided, however, that the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, promptly (but in any event, within 10 Business Days) upon receipt of written demand (or on such later date as the Administrative Agent shall reasonably agree), by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

Section 2.04.     Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a)     Control Accounts; Investment Property. (i) Within the time periods after the Effective Date specified in Schedule 5.13 of the Credit Agreement, (A) the Borrower shall have caused each of its deposit accounts and securities accounts to be a Control Account, but excluding any Excluded Accounts, and (B) the Borrower agrees that all payments due or to become due under or in connection with such Assigned Agreements will be made directly to a Control Account.

(ii)     As between the Administrative Agent and the Grantors, the Grantors shall bear the investment risk with respect to the investment property, and the risk of loss of, damage to or the destruction of the investment property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Administrative Agent, a securities intermediary, a commodity intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 2.04(a)(ii) shall release or relieve any securities intermediary or commodity intermediary of its duties and obligations to the Grantors or any other Person under any control agreement or under applicable law.

(b)     Assigned Agreements. The Borrower will at its expense:

(i)      perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect and enforce the Assigned Agreements in accordance with the terms thereof, subject to such Grantor’s good faith exercise of reasonable business judgment; and

(ii)     furnish to the Administrative Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by the Borrower under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Assigned Agreements as the Administrative Agent may reasonably request and (B) upon the request of the Administrative Agent, make to each other party to any Assigned Agreement such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder; provided that the Borrower shall not be required to provide any information (other than information required under Section 5.02 of the Credit Agreement) to the extent that provision of such information would violate the Borrower’s obligation of confidentiality under binding confidentiality arrangements in effect as of the date hereof; provided, however, that this clause (b)(ii) shall not apply to the Settlement Agreement.

(c)     The Borrower will not, nor will it permit any of its Subsidiaries to, amend, modify, waive, assign or terminate any Assigned Agreement (or consent to any amendment, modification, waiver, assignment or termination thereof) in a manner that will adversely affect (or will be expected to adversely affect) the rights of the Borrower or the Lenders; provided, however, that this clause (c) shall not apply to the Settlement Agreement.

Section 2.05.     Covenants Regarding Patent Collateral. (a) Except as permitted by the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property constituting Collateral for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) constituting Collateral and to maintain such registrations and applications of Intellectual Property constituting Collateral in full force and effect and (ii) to pursue the registration and maintenance of each Patent, including the payment of required fees and Taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reissue, review, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)     Except as permitted by the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property constituting Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)     Except as permitted by the Credit Agreement, each Grantor shall use commercially reasonable efforts to preserve and protect each item of its Intellectual Property constituting Collateral.

Article III

Remedies

Section 3.01.     Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing Intellectual Property license agreements or other arrangements relating primarily to Intellectual Property to the extent that waivers cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and (c) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable Requirements of Law, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Accounts and the other Collateral, (B) withdraw, or cause Grantor to direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Accounts and the other Collateral. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable Requirements of Law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement; and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 3.02.     Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to payment of that portion of the Secured Obligations constituting indemnities and other amounts (other than principal, interest and fees) due and payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders), ratably among them in proportion to the respective amounts described in this clause SECOND payable to them;

THIRD, to payment of that portion of the Secured Obligations constituting accrued and unpaid fees and interest on the Loans and other Secured Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

FOURTH, ratably to payment of that portion of the Secured Obligations constituting of unpaid principal of the Loans and Secured Obligations then owing under Secured Swap Obligations and Secured Cash Management Obligations, ratably among the Lenders and the holders of such Secured Swap Obligations and Secured Cash Management in proportion to the respective amounts described in this clause FOURTH held by them; and

FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, no amounts received from any Grantor shall be applied to Excluded Swap Obligations of such Grantor.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

Section 3.03.     Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement upon the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to the Administrative Agent an irrevocable (unless and until the Term Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent indemnification obligations as to which no claim has been made) under any Loan Document have been paid in full) nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law. The use of such license by the Administrative Agent may only be exercised upon and during the continuation of an Event of Default; provided, further, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Article IV

Miscellaneous

Section 4.01.     Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

Section 4.02.     Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)     Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement or Section 9.02 of the Credit Agreement.

Section 4.03.     Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”

(b)     Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any one counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claims, actions, suits, inquiries, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower, any Intermediate Parent, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by any Grantor or any of its Subsidiaries (provided that the Administrative Agent and the Lead Arranger shall be indemnified in their capacities as such notwithstanding this clause (z)). For the avoidance of doubt, this paragraph (b) shall not apply with respect to Taxes, which are the subject of, and which shall be governed by, Section 2.13 of the Credit Agreement.

(c)     To the fullest extent permitted by applicable Requirements of Law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. In addition, no Grantor shall be liable to an Indemnitee for any indirect, special, consequential or punitive damages, except any such damages incurred or paid by an Indemnitee to a third party.

(d)     The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

Section 4.04.     Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.05.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document and, subject to Section 4.13(b), shall continue in full force and effect until such time as (a) all the Secured Obligations, but excluding (x) contingent obligations for indemnification, expense reimbursement, Tax gross-up or yield protection as to which no claim has been made and (y) Secured Cash Management Obligations and Secured Swap Obligations as to which arrangements reasonably satisfactory to the applicable Secured Party have been made), have been paid in full in cash and (b) all Term Commitments have terminated.

Section 4.06.     Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 4.07.     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.08.     Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of the Administrative Agent such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Administrative Agent and the applicable Lender shall notify the Borrower (on behalf of the applicable Grantor) and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 4.09.     Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)     Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

Section 4.10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW , ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 4.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.12.     Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 9.14 of the Credit Agreement and Section 4.13 hereof, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 4.13.     Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Secured Obligations (but excluding (x) contingent obligations for indemnification, expense reimbursement, Tax gross-up or yield protection as to which no claim has been made and (y) Secured Cash Management Obligations and Secured Swap Obligations as to which arrangements reasonably satisfactory to the applicable Secured Party have been made), have been paid in full in cash and (ii) all Term Commitments have terminated.

(b)     The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.

(c)     In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 4.13. Any execution and delivery of documents by the Administrative Agent pursuant to this Section 4.13 shall be without recourse to or warranty by the Administrative Agent.

Section 4.14.     Additional Subsidiaries. The Borrower shall cause each additional Subsidiary which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.11 of the Credit Agreement to (a) execute and deliver to the Administrative Agent a Supplement and (b) a Perfection Certificate, in each case, within the time frame allotted for in Section 5.11 of the Credit Agreement. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

Section 4.15.      Administrative Agent’s Duties.      Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 4.16.     Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes hereof at any time after the occurrence and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct or that of any of their Related Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PDL BIOPHARMA, INC.

By:
Name:
Title:

[Signature Page to Collateral Agreement]

ROYAL BANK OF CANADA, as Administrative Agent,

By:
Name:
Title:

[Signature Page to Collateral Agreement]

Schedule I to the
Collateral Agreement

QUEEN PATENTS

None.

[Signature Page to Collateral Agreement]

Exhibit I to the
Collateral Agreement

Form of Supplement

SUPPLEMENT NO. __ dated as of ______, 20__ (this “Supplement”), to the Collateral Agreement dated as of March 30, 2015 (the “Collateral Agreement”), among PDL BIOPHARMA, INC. (the “Borrower”), the other GRANTORS from time to time party thereto and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”).

A.     Reference is made to (a) the Credit Agreement dated as of March 30, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent and (b) the Collateral Agreement.

B.     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.

C.     The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans. Section 4.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.     In accordance with Section 4.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as each such term is defined in the Collateral Agreement) to secure the payment and performance of the Secured Obligations. Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.     The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3.     This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Credit Agreement.

SECTION 4.     The New Subsidiary hereby represents and warrants, in each case, as of the date hereof, that (a) set forth on Schedule I attached hereto is a supplemental schedule to Schedule I of the Collateral Agreement with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) attached hereto as Schedule II is a supplement to the Perfection Certificate setting forth the information required therein.

SECTION 5. Pursuant to any applicable Requirements of Law, the New Subsidiary authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such New Subsidiary in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under the Collateral Agreement. The New Subsidiary hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

SECTION 6.     (a)     This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

(b)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Supplement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Supplement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Supplement against the New Subsidiary or its properties in the courts of any jurisdiction.

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(c)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)     Each party to this Supplement irrevocably consents to service of process in the manner provided for notices in Section 4.01 of the Collateral Agreement. Nothing in any Loan Document will affect the right of any party to this Supplement to serve process in any other manner permitted by law.

(e)     The New Subsidiary hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

(f)     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.     This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 8.     Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.     All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Collateral Agreement.

SECTION 10.     The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary],

By:
Name:
Title:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

Exhibit II to the
Collateral Agreement

Form of PATENT SECURITY AGREEMENT

[See attached.]

EXHIBIT E-1

Form of Closing Certificate

OFFICER’S CERTIFICATE

OF

PDL BioPharma, Inc.

March 30, 2015

This Certificate is being executed and delivered pursuant to Sections 4.01(d) and 4.01(e) of the Credit Agreement dated as of the date hereof, among PDL BioPharma, Inc., a Delaware corporation (the “Company”), the Lenders (as defined therein) party thereto from time to time, Royal Bank of Canada, as Administrative Agent and the other agents party thereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

I, [ ], hereby certify that I am the duly elected and qualified [ ] of the Company, and that as such, I am authorized to execute and deliver this Certificate on behalf of the Company, and further certify, in my capacity as [ ] of the Company, as follows:

1.     Attached hereto as Exhibit A is a true, correct and complete copy of the certificate of incorporation of the Company and all amendments thereto, as in full force and effect on the date hereof, and no actions have been taken to amend or supplement the same as of the date hereof.

2.     Attached hereto as Exhibit B is a true, correct and complete copy of the by-laws of the Company and all amendments thereto, as in full force and effect on the date hereof (the “By-Laws”) and no proceeding for the amendment of the By-Laws has been taken and no such proceedings are proposed or pending.

3.     Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions approved and duly adopted by the directors of the Company authorizing the execution, delivery and performance of the Loan Documents, the Collateral Agreement and each other document, instrument or agreement in connection therewith to which the Company is a party. Such resolutions have not been modified, amended or rescinded and are in full force and effect as of the date hereof.

4.     Attached hereto as Exhibit D are, as of the date hereof, true and genuine signatures (or facsimile or .pdf thereof) of authorized signatories of the Company, each person being a duly elected or appointed, qualified and acting officer of the Company and holds the office of the Company as indicated next to his or her name.

5.     Attached hereto as Exhibit E is a true, correct and complete copy of the certificate of good standing of the Company, certified as of a recent date by the Secretary of State of Delaware. No change has occurred in the legal existence and good standing of the Company since the date of the foregoing certificate.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first set forth above.

______________________________________ By: Title:

I, [ ], hereby certify that I am the duly elected and qualified [ ] of the Company and that [ ] is the duly elected, qualified and acting [ ] of the Company, and that the signature appearing above is his true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first set forth above.

______________________________________ By: Title:

EXHIBIT A

Certificate of Incorporation

EXHIBIT B

By-Laws

EXHIBIT C

Board Resolutions

EXHIBIT D

Incumbency Certificate

Name	Office	Signature

EXHIBIT E

Certificate of Good Standing

EXHIBIT E-2

Form of Solvency Certificate

March 30, 2015

This Solvency Certificate is delivered pursuant to Section 4.01(l) of the Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), dated as of March 30, 2015, among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The undersigned, [________], Chief Financial Officer of the Borrower, is familiar with the properties, businesses, assets and liabilities of the Borrower and its Subsidiaries and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of the Borrower.

1.     The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Borrower as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

2.     The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions believed by the Borrower to be reasonable in light of the circumstances existing at the time made and as of the date hereof and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the time of such computation, represents the amount that the Borrower believes can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, the undersigned certifies, on behalf of the Borrower and not in his individual capacity, that, on the date hereof, both before and after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Effective Date), (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured, and (d) the Borrower and its Subsidiaries are not engaged in, and are not about to engage in, business for which they have unreasonably small capital on a consolidated basis.

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first above written.

By:       ________________________
     Name:
     Title: Chief Financial Officer

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EXHIBIT F

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of March 30, 2015, among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with two properly completed and duly executed original certifications of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) the undersigned shall, whenever a lapse in time or change in circumstances renders this certificate expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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[Lender]

By:
Name: Title:

[Address]

Dated: ______________________, 20[  ]

F - 1 - 2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of March 30, 2015, among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f) of the Credit Agreement, the undersigned hereby certifies, on behalf of itself and its direct or indirect partners/members (as applicable), that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service (“IRS”) Form W-8IMY accompanied by one of the following from each of its direct or indirect partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS W-8BEN or W-8BEN-E, as applicable; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a direct or indirect partner/member not claiming the portfolio interest exemption, an IRS Form W-8ECI, IRS Form W-9 or IRS Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (a) the undersigned shall, whenever a lapse in time or change in circumstances renders this certificate expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

.

[Signature Page Follows]

F - 2 - 1

[Lender]

By:
Name: Title:

[Address]

Dated: ______________________, 20[  ]

F - 2 - 2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of March 30, 2015, among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) the undersigned shall, whenever a lapse in time or change in circumstances renders this certificate expired, obsolete or inaccurate in any respect, deliver promptly to such Lender updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify such Lender its inability to do so and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

.

[Signature Page Follows]

F - 3 - 1

[Participant]

By:
Name: Title:

[Address]

Dated: ______________________, 20[  ]

F - 3 - 2

FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) dated as of March 30, 2015, among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.13(f) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies, on behalf of itself and its direct or indirect partners/members (as applicable), that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/ members claiming the portfolio interest exemption: (i) an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a direct or indirect partner/member not claiming the portfolio interest exemption, an IRS Form W-8ECI, IRS Form W-9 or IRS Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (a) the undersigned shall, whenever a lapse in time or change in circumstances renders this certificate expired, obsolete or inaccurate in any respect, deliver promptly to such Lender updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify such Lender of its inability to do so and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

.

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F - 4 - 1

[Participant]

By:
Name: Title:

[Address]

Dated: ______________________, 20[  ]

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EXHIBIT G

FORM OF BORROWING REQUEST

Date: [DATE]

To:     Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of March 30, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PDL BioPharma, Inc., a Delaware corporation, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Pursuant to Section 2.03 of the Credit Agreement, the undersigned, a Responsible Officer of the Borrower, hereby requests:

☐ The Borrowing	☐ A conversion of a Borrowing from one Type to another	☐ A continuation of Eurodollar Borrowing

1.	_____________________________________________ (a Business Day).

2.	In the aggregate principal amount of $ ________________________.

3.	With a rate of interest determined by reference to the [ABR/Eurodollar Rate]

4.	For Eurodollar Rate Borrowings: with an Interest Period of ____ months (such Interest Period to comply with the provisions of the definition of “Interest Period”).

[The undersigned hereby further certifies that as of the date of the Borrowing, the conditions set forth in Article IV of the Credit Agreement are satisfied.]1

[Signature Page Follows]

 ____________________________

1 To be provided only on the Effective Date. Remove if submitting request for a conversion or continuation.

H - 1

PDL Biopharma, INC.

By:	/s/
Name: Title:

H - 2

EXHIBIT H

FORM OF PREPAYMENT NOTICE

Date: [DATE]1

To:	Royal Bank of Canada, as Administrative Agent

Re:

Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of March 30, 2015 among PDL BioPharma, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein and Royal Bank of Canada, as Administrative Agent.

Ladies and Gentlemen:

Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice constitutes a notice of prepayment under Section 2.07(b) of the Credit Agreement, and the Borrower hereby irrevocably notifies the Administrative Agent of the following information with respect to the Borrowing to be prepaid as provided hereby:

(A)     Principal amount of Loans to be prepaid:                                                                                   ____________________

(B)     Type of Loans to be prepaid:                                                                                                        ____________________

(C)     Date of prepayment2:                                                                                                                      ____________________

PDL BIOPHARMA, INC., a Delaware corporation

By:
Name: Title:

__________________________________

[1]	At least three Business Days prior notice of such prepayment on a Eurodollar Borrowing or at least one Business Day prior notice of such prepayment on an ABR Borrowing.

[2]	Date of prepayment must be a Business Day.

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